Exhibit 99.1

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT AUDITOR
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018

YANFENG ADIENT SEATING CO., LTD. CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT AUDITOR FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018

Contents	Page

Report of Independent Auditor	3 - 4

Consolidated balance sheets	5 - 6

Consolidated income statements	7

Consolidated cash flow statements	8

Consolidated statements of changes in owners’ equity	9 - 10

Notes to the consolidated financial statements	11 - 92

Report of Independent Auditors

To the Board of Directors of Yanfeng Adient Seating Co., Ltd.

We have audited the accompanying consolidated financial statements of Yanfeng Adient Seating Co., Ltd. and its subsidiaries which comprise the consolidated balance sheets as of 31 December 2019 and 2018, and the related consolidated statements of income, of changes in owners’ equity and of cash flow for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the requirements of Accounting Standards for Business Enterprises in the People’s Republic of China; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yanfeng Adient Seating Co., Ltd. and its subsidiaries as of 31 December 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with the requirements of Accounting Standards for Business Enterprises in the People’s Republic of China.

Emphasis of Matter

Accounting Standards for Business Enterprises in the People’s Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 15 to the consolidated financial statements.

Other Matter

The accompanying consolidated balance sheet of Yanfeng Adient Seating Co., Ltd. and its subsidiaries as of 31 December 2020, and the related consolidated statements of income, of changes in owners’ equity and of cash flow for the year then ended are presented for purposes of complying with Rule 3-09 of SEC Regulation S-X; however, Rule 3-09 does not require the 2020 financial statements to be audited and they are therefore not covered by this report.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

22 June 2020

YANFENG ADIENT SEATING CO., LTD.
CONSOLIDATED BALANCE SHEETS AS AT 31 DECEMBER 2020*, 2019 AND 2018
(All amounts in RMB Yuan unless otherwise stated)

ASSETS	Note	31 December 2020* Consolidated	31 December 2019 Consolidated	31 December 2018 Consolidated (Restated)
Current assets
Cash at bank and on hand	7(1)	8,687,007,082	9,576,491,276	9,297,999,049
Notes receivables	7(2)	45,217,043	6,500,000	2,004,305,172
Accounts receivables	7(3)	5,836,682,569	5,534,227,429	4,532,004,921
Receivables financing	7(4)	2,958,013,856	2,276,839,586	—
Advances to suppliers	7(6)	110,089,646	179,745,843	164,039,316
Other receivables	7(5)	936,174,688	569,661,523	761,450,480
Inventories	7(7)	907,563,943	817,538,039	699,247,505
Other current assets	7(8)	228,368,534	267,288,176	262,322,994
Total current assets		19,709,117,361	19,228,291,872	17,721,369,437
Non-current assets
Long-term equity investments	7(9)	108,975,703	158,345,314	187,583,985
Investment properties	7(10)	79,812,233	39,398,263	41,346,528
Fixed assets	7(11)	1,796,021,962	1,857,447,136	1,889,156,233
Construction in progress	7(12)	228,302,493	432,670,178	364,441,463
Intangible assets	7(13)	501,643,959	398,336,191	382,752,582
Goodwill	7(14)	71,566,642	71,566,642	71,566,642
Long-term prepaid expenses	7(15)	107,493,878	116,759,866	131,768,290
Deferred tax assets	7(16)	1,947,151,126	1,746,772,809	1,510,284,687
Other non-current assets	7(17)	28,687,357	24,614,465	53,966,768
Total non-current assets		4,869,655,353	4,845,910,864	4,632,867,178
TOTAL ASSETS		24,578,772,714	24,074,202,736	22,354,236,615

YANFENG ADIENT SEATING CO., LTD.
CONSOLIDATED BALANCE SHEETS AS AT 31 DECEMBER 2020*, 2019 AND 2018 (Cont’d)
(All amounts in RMB Yuan unless otherwise stated)

LIABILITIES AND OWNERS' EQUITY	Note	31 December 2020* Consolidated	31 December 2019 Consolidated	31 December 2018 Consolidated (Restated)
Current liabilities
Short-term borrowings	7(18)	172,791,938	433,051,550	578,660,000
Notes payables	7(19)	741,488,432	634,111,311	665,390,579
Accounts payables	7(20)	12,051,363,983	11,994,465,250	10,447,210,448
Advances from customers		—	40,985,353	16,559,431
Contract liabilities		356,094,622	—	—
Employee benefits payable	7(21)	992,797,589	830,091,899	835,145,685
Taxes payable	7(22)	469,161,467	427,592,840	545,954,818
Other payables	7(23)	7,195,737,701	4,410,897,268	3,975,311,258
Current portion of long-term borrowings	7(24)	—	—	1,500,000
Current portion of non-current liabilities		27,056	27,056	22,770
Total current liabilities		21,979,462,788	18,771,222,527	17,065,754,989
Non-current liabilities
Provisions		29,643,338	29,811,077	6,569,571
Deferred income	7(25)	48,332,473	16,529,595	14,135,470
Deferred tax liabilities	7(16)	33,815,564	1,364,283	—
Total non-current liabilities		111,791,375	47,704,955	20,705,041
Total liabilities		22,091,254,163	18,818,927,482	17,086,460,030
Owners' equity
Paid-in capital		439,853,380	439,853,380	439,853,380
Other comprehensive income	7(39(b))	5,076,549	6,398,374	1,515,997
Surplus reserve	7(26)	634,655,365	568,303,779	508,075,017
Undistributed profits	7(27)	652,665,393	3,668,099,694	3,774,252,967
Total equity attributable to equity owners of the Company		1,732,250,687	4,682,655,227	4,723,697,361
Minority interests		755,267,864	572,620,027	544,079,224
Total owners' equity		2,487,518,551	5,255,275,254	5,267,776,585
TOTAL LIABILITIES AND OWNERS' EQUITY		24,578,772,714	24,074,202,736	22,354,236,615

*Not covered by the AUDITOR'S report included herein.

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.
CONSOLIDATED INCOME STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2020*, 2019 AND 2018
(All amounts in RMB Yuan unless otherwise stated)

Item		Note	2020* Consolidated	2019 Consolidated	2018 Consolidated
Revenue		7(28)	28,399,394,352	28,503,974,080	33,315,911,601
Less:	Cost of sales	7(28),7(31)	(23,603,749,349)	(23,352,653,637)	(27,732,668,176)
	Taxes and surcharges	7(29)	(99,311,092)	(101,149,380)	(125,178,415)
	Selling and distribution expenses	7(31)	(235,264,723)	(248,297,155)	(262,664,282)
	General and administrative expenses	7(31)	(1,257,445,407)	(1,410,223,435)	(1,228,709,486)
	Research and development expenses	7(31)	(974,106,790)	(886,837,747)	(1,009,683,099)
Add:	Financial income - net	7(30)	102,301,984	99,711,336	121,914,465
	Including: Interest expenses		(20,791,979)	(33,861,533)	(33,145,222)
	Interest income		148,543,853	145,057,748	148,779,198
	Other income	7(36)	66,015,769	161,150,992	115,237,585
	Investment income	7(34)	168,675,489	98,629,932	87,055,079
	Including: Share of profit of associates and joint ventures		72,949,747	72,152,126	66,200,119
	Losses/(gains) on disposals of assets	7(35)	(4,969,065)	368,565	(2,352,770)
	Asset impairment losses	7(32)	(15,326,603)	(31,899,677)	(10,801,480)
	Expected credit losses	7(33)	(51,594,508)	(113,054,480)	—
Operating profit			2,494,620,057	2,719,719,394	3,268,061,022
Add:	Non-operating income	7(37(a))	10,344,134	3,370,496	4,511,490
Less:	Non-operating expenses	7(37(b))	(3,654,776)	(17,184,819)	(3,801,129)
Total profit			2,501,309,415	2,705,905,071	3,268,771,383
Less:	Income tax expenses	7(38)	(412,687,749)	(430,101,932)	(562,455,731)
Net profit			2,088,621,666	2,275,803,139	2,706,315,652
	Classified by continuity of operations
	Net profit from continuing operations		2,088,621,666	2,275,803,139	2,706,315,652
	Classified by ownership of the equity
	Attributable to equity owners of the Company		1,836,391,966	2,090,702,900	2,481,903,963
	Minority interests		252,229,700	185,100,239	224,411,689
Other comprehensive income, net of tax			(1,321,825)	4,882,377	101,743
	Translation differences on translation of foreign currency financial statements	7(39(a))	(1,321,825)	4,882,377	101,743
Total comprehensive income			2,087,299,841	2,280,685,516	2,706,417,395
	Attributable to equity owners of the Company		1,835,070,141	2,095,585,277	2,482,005,706
	Attributable to minority interests		252,229,700	185,100,239	224,411,689

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.
CONSOLIDATED CASH FLOW STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2020*, 2019 AND 2018
(All amounts in RMB Yuan unless otherwise stated)

Item	Note	2020* Consolidated	2019 Consolidated	2018 Consolidated
Cash flows from operating activities
Cash received from sales of goods or rendering of services		31,392,697,458	32,478,166,214	42,620,231,769
Refund of taxes and surcharges		57,509,285	109,369,385	80,523,553
Cash received relating to other operating activities		392,514,878	223,984,165	127,319,648
Sub-total of cash inflows		31,842,721,621	32,811,519,764	42,828,074,970
Cash paid for goods and services		(23,575,564,790)	(22,973,666,250)	(32,914,683,413)
Cash paid to and on behalf of employees		(2,140,473,121)	(2,348,822,105)	(2,335,518,600)
Payments of taxes and surcharges		(1,389,609,611)	(1,496,741,101)	(1,966,165,908)
Cash paid relating to other operating activities		(2,823,240,784)	(2,970,174,195)	(2,123,658,626)
Sub-total of cash outflows		(29,928,888,306)	(29,789,403,651)	(39,340,026,547)
Net cash flows from operating activities	7(40(a))	1,913,833,315	3,022,116,113	3,488,048,423
Cash flows used in investing activities
Cash received from disposal of investments		—	214,908,931	235,645,347
Cash received from returns on investments		88,453,028	100,967,962	103,980,826
Net cash received from disposal of fixed assets, intangible assets and other long-term assets		80,046,297	25,102,657	14,751,486
Net cash received from acquisition of a subsidiary	8(1)	89,083,670	—	—
Sub-total of cash inflows		257,582,995	340,979,550	354,377,659
Cash paid to acquire fixed assets, intangible assets and other long-term assets		(389,202,025)	(643,582,858)	(650,226,838)
Cash paid to acquire investments		(511,296,747)	—	—
Sub-total of cash outflows		(900,498,772)	(643,582,858)	(650,226,838)
Net cash flows used in investing activities		(642,915,777)	(302,603,308)	(295,849,179)
Cash flows used in financing activities
Cash received from capital contributions		—	30,000,000	—
Including: Cash received from capital contributions by minority shareholders of subsidiaries		—	30,000,000	—
Cash received from borrowings		520,691,938	796,250,880	990,189,943
Sub-total of cash inflows		520,691,938	826,250,880	990,189,943
Cash repayments of borrowings		(780,951,550)	(944,186,127)	(964,983,332)
Cash payments for distribution of profits or interest expenses		(1,978,657,361)	(2,307,354,144)	(2,142,677,741)
Including: Cash payments for profits to minority shareholders of subsidiaries		(71,427,524)	(199,904,958)	(77,397,401)
Sub-total of cash outflows		(2,759,608,911)	(3,251,540,271)	(3,107,661,073)
Net cash flows used in financing activities		(2,238,916,973)	(2,425,289,391)	(2,117,471,130)
Effect of foreign exchange rate changes on cash and cash equivalents		—	—	—
Net (decrease) increase in cash and cash equivalents	7(40(b))	(967,999,435)	294,223,414	1,074,728,114
Add: Cash and cash equivalents at beginning of year		9,307,465,208	9,013,241,794	7,938,513,680
Cash and cash equivalents at end of year	7(40(c))	8,339,465,773	9,307,465,208	9,013,241,794

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ EQUITY FOR THE YEARS ENDED 31 DECEMBER 2020*, 2019 AND 2018
(All amounts in RMB Yuan unless otherwise stated)

		Attributable to equity holders of the Company
Item	Note	Paid-in capital	Surplus reserves	Other comprehensive income	Undistributed profits	Minority interests	Total owners' equity
Balance at 1 January 2018		439,853,380	441,810,777	1,414,254	3,463,983,805	510,791,086	4,857,853,302
Movements for the year ended 31 December 2018
Total comprehensive income
Net profit		—	—	—	2,481,903,963	224,411,689	2,706,315,652
Other comprehensive income
Translation differences on translation of foreign currency financial statements	7(39(a))	—	—	101,743	—	—	101,743
Total comprehensive income for the year		—	—	101,743	2,481,903,963	224,411,689	2,706,417,395
Profit distribution
Appropriation to surplus reserves	7(26)	—	66,264,240	—	(66,264,240)	—	—
Profit distribution to equity owners	7(27)	—	—	—	(2,038,991,145)	(190,933,981)	(2,229,925,126)
Appropriation to staff welfare and incentive funds	7(21(a))	—	—	—	(66,379,416)	(189,570)	(66,568,986)
Balance at 31 December 2018		439,853,380	508,075,017	1,515,997	3,774,252,967	544,079,224	5,267,776,585
Balance at 1 January 2019		439,853,380	508,075,017	1,515,997	3,774,252,967	544,079,224	5,267,776,585
Movements for the year ended 31 December 2019
Total comprehensive income
Net profit		—	—	—	2,090,702,900	185,100,239	2,275,803,139
Other comprehensive income
Translation differences on translation of foreign currency financial statements	7(39(a))	—	—	4,882,377	—	—	4,882,377
Total comprehensive income for the year		—	—	4,882,377	2,090,702,900	185,100,239	2,280,685,516
Capital contribution and withdrawal by owners
Capital contribution by owners		—	—	—	—	30,000,000	30,000,000
Profit distribution
Appropriation to surplus reserves	7(26)	—	60,228,762	—	(60,228,762)	—	—
Profit distribution to equity owners	7(27)	—	—	—	(2,076,279,518)	(186,368,378)	(2,262,647,896)
Appropriation to staff welfare and incentive funds	7(21(a))	—	—	—	(60,347,893)	(191,058)	(60,538,951)
Balance at 31 December 2019		439,853,380	568,303,779	6,398,374	3,668,099,694	572,620,027	5,255,275,254

YANFENG ADIENT SEATING CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ EQUITY FOR THE YEARS ENDED 31 DECEMBER 2020*, 2019 AND 2018 (Cont’d)
(All amounts in RMB Yuan unless otherwise stated)

		Attributable to equity holders of the Company
Item	Note	Paid-in capital	Surplus reserves	Other comprehensive income	Undistributed profits	Minority interests	Total owners' equity
Balance at 1 January 2020		439,853,380	568,303,779	6,398,374	3,668,099,694	572,620,027	5,255,275,254
Movements for the year ended 31 December 2020*
Total comprehensive income
Net profit		—	—	—	1,836,391,966	252,229,700	2,088,621,666
Other comprehensive income
Translation differences on translation of foreign currency financial statements	7(39(a))	—	—	(1,321,825)	—	—	(1,321,825)
Total comprehensive income for the year		—	—	(1,321,825)	1,836,391,966	252,229,700	2,087,299,841
Capital contribution and withdrawal by owners
Business combination involving enterprise not under common control	8(1)	—	—	—	—	90,420,891	90,420,891
Profit distribution
Appropriation to surplus reserves	7(26)	—	66,351,586	—	(66,351,586)	—	—
Profit distribution to equity owners	7(27)	—	—	—	(4,696,430,857)	(159,816,941)	(4,856,247,798)
Appropriation to staff welfare and incentive funds	7(21(a))	—	—	—	(89,043,824)	(185,813)	(89,229,637)
Balance at 31 December 2020*		439,853,380	634,655,365	5,076,549	652,665,393	755,267,864	2,487,518,551

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

1	General information

Yanfeng Adient Seating Co., Ltd. (formerly known as “Shanghai Yanfeng Johnson Controls Seating Co., Ltd.”, “the Company”) is a sino-foreign joint venture company set up by Yanfeng Automotive Trim Systems Co., Ltd. (“Yanfeng Trim” and formerly known as “Yanfeng Visteon Automotive Trim Systems Co., Ltd.”) and Johnson Controls International Inc. (“JCI”) on 18 December 1997. The approved operating period is 25 years and the registered capital is USD 24,770,700.

After several times of equity interest transfer till 8 November 2012, the investors of the Company were changed to Yanfeng Trim and Johnson Controls Asia Holding Co., Ltd., with 50.01% and 49.99% of equity interest respectively. The registered capital of the Company was increased to USD 62,000,000. On 2 February 2017, Johnson Controls Asia Holding Co., Ltd. was renamed as Adient Asia Holding Co., Ltd. (“Adient Asia”). In April 2017, the Company was renamed as “Yanfeng Adient Seating Co., Ltd.”.

The approved scope of business of the Company and its subsidiaries (together ,“the Group”) is to research, develop, manufacture automotive seats, headliners, sun visors, overhead systems and their components, sell self-manufactured products; wholesale, commission agency (excluding auction), import and export of associated business and chemical products, and provide relevant services, lease certain of its real estate. For the year ended 31 December 2020, the Group’s business scope was the same as the scope of operation.

These financial statements are authorised for issue by the Company’s responsible person on 25 June 2021.

2	Basis of preparation

The financial statements are prepared in accordance with the Accounting Standards for Business Enterprises - Basic Standard, and the specific accounting standards and other relevant regulations issued by the Ministry of Finance of the P.R. China on 15 February 2006 and in subsequent periods (hereafter collectively referred to as “the Accounting Standards for Business Enterprises” or “CAS”).

The financial statements are prepared on a going concern basis.

3	Statement of compliance with the Accounting Standards for Business Enterprises

The financial statements of the Company for the years ended 31 December 2020, 31 December 2019 and 31 December 2018 are in compliance with the Accounting Standards for Business Enterprises, and truly and completely present the consolidated financial position of the Company as at 31 December 2020, 31 December 2019 and 31 December 2018 and of its financial performance, cash flows and other information for the years then ended.

As at 31 December 2020, the Company's current liabilities exceeded its current assets by RMB 1,576,400,132, of which current liabilities included dividends payable of RMB 2,809,262,986. The Group's current liabilities exceeded its current assets by RMB 2,270,345,427, of which current liabilities included dividends payable of RMB 3,035,463,660. Therefore, the continuity of the Group as a going concern is largely dependent on the financial support from its parent company. The parent company, has confirmed its intention in writing to provide continuing financial support to the Group. Therefore, the Board of the Directors believes that the Group will continue as a going concern. Consequently, the financial statements for the year ended 31 December 2020 are prepared on a going concern basis.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates

(1)	Accounting year

The Company’s accounting year starts on 1 January and ends on 31 December.

(2)	Recording currency

The Company’s recording currency is Renminbi (RMB). The recording currency of the Company’s subsidiaries is determined based on the primary economic environment in which they operate. The recording currency of the Company’s domestic subsidiaries is RMB and the recording currency of the Company’s foreign subsidiaries is local currency. The financial statements are presented in RMB.

(3)	Foreign currency translation

(a)	Foreign currency transactions

Foreign currency transactions are translated into recording currency using the exchange rates prevailing at the dates of the transactions.

At the balance sheet date, monetary items denominated in foreign currencies are translated into recording currency using the spot exchange rates on the balance sheet date. Exchange differences arising from these translations are recognised in profit or loss for the current period, except for those attributable to foreign currency borrowings that have been taken out specifically for acquisition or construction of qualifying assets, which are capitalised as part of the cost of those assets. Non-monetary items denominated in foreign currencies that are measured at historical costs are translated at the balance sheet date using the spot exchange rates at the date of the transactions. The effect of exchange rate changes on cash is presented separately in the cash flow statement.

(b)	Translation of foreign currency financial statements

The asset and liability items in the balance sheets for overseas operations are translated at the spot exchange rates on the balance sheet date. Among the owners’ equity items, the items other than “undistributed profits” are translated at the spot exchange rates of the transaction dates. The income and expense items in the income statements of overseas operations are translated at the spot exchange rates of the transaction dates. The differences arising from the above translation are presented in other comprehensive income. The cash flows of overseas operations are translated at the spot exchange rates on the dates of the cash flows. The effect of exchange rate changes on cash is presented separately in the cash flow statement.

(4)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, deposits that can be readily drawn on demand, and short-term and highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial instruments (applicable for 2020 and 2019)

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. A financial asset or a financial liability is recognised when the Group becomes a party to the contractual provisions of the instrument.

(a)	Financial assets

(i)	Classification and measurement

Based on the business model for managing the financial assets and the contractual cash flow characteristics of the financial assets, financial assets are classified as: (1) financial assets at amortised cost; (2) financial assets at fair value through other comprehensive income; (3) financial assets at fair value through profit or loss.

Financial assets are initially recognised at fair value. For financial assets at fair value through profit and loss, the related transaction costs are directly recognised in profit or loss. For other financial assets, the related transaction costs are included in initially recognised amounts. Accounts receivable or notes receivable arising from sales of products or rendering of services (excluding or without regard to significant financing components) are initially recognised at the consideration that is entitled to be charged by the Group as expected.

Debt instruments

The debt instruments held by the Group refer to the instruments that meet the definition of financial liabilities from the perspective of the issuer, and are measured in the following three ways:

Measured at amortised cost:

The objective of the Group’s business model is to hold the financial assets to collect the contractual cash flows, and the contractual cash flow characteristics are consistent with a basic lending arrangement, which gives rise on specified dates to the contractual cash flows that are solely payments of principal and interest on the principal amount outstanding. The interest income of such financial assets is recognised using the effective interest method. Such financial assets mainly comprise cash at bank and on hand, notes receivable, accounts receivable, other receivables, debt investments and long-term receivables, etc. Debt investments and long-term receivables that are due within one year (inclusive) as from the balance sheet date are included in the current portion of non-current assets; debt investments with maturities of no more than one year (inclusive) at the time of acquisition are included in other current assets.

Measured at fair value through other comprehensive income:

The objective of the Group’s business model is to hold the financial assets to both collect the contractual cash flows and sell such financial assets, and the contractual cash flow characteristics are consistent with a basic lending arrangement. Such financial assets are measured at fair value through other comprehensive income, except for the impairment gains or losses, foreign exchange gains and losses, and interest income calculated using the effective interest method which are recognised in profit or loss for the current period. The financial assets include receivables financing and other debt investments. Other debt investments that are due within one year (inclusive) as from the balance sheet date are included in the current portion of non-current assets; other debt investments with maturities of no more than one year (inclusive) at the time of acquisition are included in other current assets.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial instruments(applicable for 2020 and 2019) (Cont’d)

(a)	Financial assets (Cont’d)

(i)	Classification and measurement (Cont’d)

Measured at fair value through profit or loss:

Debt instruments held by the Group that are not classified as those at amortised cost, or those measured at fair value through other comprehensive income, are measured at fair value through profit or loss and included in financial assets held for trading. At initial recognition, the Group designates a portion of financial assets as at fair value through profit or loss to eliminate or significantly reduce an accounting mismatch. Financial assets that are due over one year (inclusive) as from the balance sheet date and are expected to be held over one year are included in other non-current financial assets.

Equity instruments

Investments in equity instruments, over which the Group has no control, joint control or significant influence, are measured at fair value through profit or loss under financial assets held for trading; investments in equity instruments expected to be held over one year as from the balance sheet date are included in other non-current financial assets.

In addition, a portion of certain investments in equity instruments not held for trading are designated as financial assets at fair value through other comprehensive income under investments in other equity instruments. The relevant dividend income of such financial assets is recognised in profit or loss for the current period.

(ii)	Impairment

Loss provision for financial assets at amortised cost, investments in debt instruments at fair value through other comprehensive income, as well as financial guarantee contracts is recognised on the basis of expected credit losses (“ECL”).

Giving consideration to reasonable and supportable information on past events, current conditions and forecasts of future economic conditions, as well as the default risk weight, the Group recognises the ECL as the probability-weighted amount of the present value of the difference between the cash flows receivable from the contract and the cash flows expected to collect.

As at each balance sheet date, the ECL of financial instruments at different stages are measured respectively. 12-month ECL provision is recognised for financial instruments in Stage 1 that have not had a significant increase in credit risk since initial recognition; lifetime ECL provision is recognised for financial instruments in Stage 2 that have had a significant increase in credit risk yet without credit impairment since initial recognition; and lifetime ECL provision is recognised for financial instruments in Stage 3 that have had credit impairment since initial recognition.

For the financial instruments with lower credit risk on the balance sheet date, the Group assumes there is no significant increase in credit risk since initial recognition and recognises the 12-month ECL provision.

For the financial instruments in Stage 1, Stage 2 and with lower credit risk, the Group calculates the interest income by applying the effective interest rate to the gross carrying amount (before deduction of the impairment provision). For the financial instrument in Stage 3, the interest income is calculated by applying the effective interest rate to the amortised cost (after deduction of the impairment provision from the gross carrying amount).

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial instruments(applicable for 2020 and 2019) (Cont’d)

(a)	Financial assets (Cont’d)

(ii)	Impairment (Cont’d)

For notes receivable, accounts receivable and receivables financing arising from sales of goods or rendering of services in the ordinary course of the activities, the Group measures the loss provision based on the lifetime ECL regardless of whether there exists a significant financing component.

In case the ECL of an individually assessed financial asset cannot be evaluated with reasonable cost, the Group divides the receivables into certain groupings based on credit risk characteristics, and calculates the ECL for the groupings.

For notes receivable and receivables financing arising from sales of goods or rendering of services in the ordinary course of the activities, and receivables that are classified into groupings, the Group prepares the cross-reference between the number of overdue days and the lifetime ECL rate, and calculates the ECL with consideration to historical credit loss experience, current conditions and forecasts of future economic conditions. For notes receivable and receivables financing other than those mentioned above and other receivables that are classified into groupings, the Group calculates the ECL through default risk exposure and the 12-month/lifetime ECL rate, on the basis of historical credit losses experience, the current conditions and forecasts of future economic conditions.

The Group recognises the loss provision made or reversed into profit or loss for the current period. For debt instruments held at fair value through other comprehensive income, the Group adjusts other comprehensive income while the impairment loss or gain is recognised in profit or loss for the current period.

(iii)	Derecognition

A financial asset is derecognised when: (i) the contractual rights to the cash flows from the financial asset expire, (ii) the financial asset has been transferred and the Group transfers substantially all the risks and rewards of ownership of the financial asset to the transferee, or (iii) the financial asset has been transferred and the Group has not retained control of the financial asset, although the Group neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset.

When a financial asset is derecognised, the difference between the carrying amount and the sum of the consideration received and the cumulative changes in fair value that are previously recognised directly in other comprehensive income is recognised in profit or loss for the current period, except for those as investments in other equity instruments, the difference aforementioned is recognised in retained earnings instead.

(b)	Financial liabilities

Financial liabilities are classified as financial liabilities at amortised cost and financial liabilities at fair value through profit or loss at initial recognition.

Financial liabilities of the Group mainly comprise financial liabilities at amortised cost, including notes payable, accounts payable, other payables, borrowings, bonds payable, etc. Such financial liabilities are initially recognised at fair value, net of transaction costs incurred, and subsequently measured using the effective interest method. Financial liabilities that are due within one year (inclusive) are classified as current liabilities; those with maturities over one year but are due within one year (inclusive) as from the balance sheet date are classified as current portion of non-current liabilities. Others are classified as non-current liabilities.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial instruments(applicable for 2020 and 2019) (Cont’d)

(b)	Financial liabilities (Cont’d)

A financial liability is derecognised or partly derecognised when the underlying present obligation is discharged or partly discharged. The difference between the carrying amount of the derecognised part of the financial liability and the consideration paid is recognised in profit or loss for the current period.

(c)	Determination of fair value of financial instruments

The fair value of a financial instrument that is traded in an active market is determined at the quoted price in the active market. The fair value of a financial instrument that is not traded in an active market is determined by using a valuation technique. In valuation, the Group adopts valuation techniques applicable in the current situation and supported by adequate available data and other information, selects inputs with the same characteristics as those of assets or liabilities considered in relevant transactions of assets or liabilities by market participants, and gives priority to the use of relevant observable inputs. When relevant observable inputs are not available or feasible, unobservable inputs are adopted.

(6)	Financial instruments (applicable for 2018)

Financial assets are classified into the following categories at initial recognition: financial assets at fair value through profit or loss, receivables, available-for-sale financial assets and held-to-maturity investments. The classification of financial assets depends on the Group’s intention and ability to hold the financial assets. The financial assets held by the Group are mainly receivables.

(a)	Receivables

Receivables, including notes receivables, accounts receivables and other receivables, are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market (Note 4(7)).

(b)	Recognition and measurement

Financial assets are recognised at fair value on the balance sheet when the Group becomes a party to the contractual provisions of the financial instrument. In the case of financial assets at fair value through profit or loss, the related transaction costs incurred at the time of acquisition are recognised in profit or loss for the current period. For other financial assets, transaction costs that are attributable to acquisition of the financial assets are included in their initially recognised amounts. A financial asset is derecognised when the contractual rights to receive the cash flows from the financial asset have expired, or all the substantial risks and rewards of ownership of the financial asset have been transferred.

Receivables are subsequently measured at amortised cost by using the effective interest method.

(c)	Impairment of financial assets

The Group assesses the carrying amounts of financial assets other than those at fair value through profit or loss at each balance sheet date. If there is objective evidence that a financial asset is impaired, an impairment loss is provided for.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(6)	Financial instruments (applicable for 2018) (Cont’d)

(c)	Impairment of financial assets (Cont’d)

When an impairment loss on a financial asset carried at amortised cost has occurred, the amount of the impairment loss is provided for at the difference between the asset’s carrying amount and the present value of its estimated future cash flows (excluding future credit losses that have not been incurred). If there is objective evidence that the value of the financial asset recovered and the recovery is related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed and the amount of reversal is recognised in profit or loss.

(7)	Receivables(applicable for 2018)

Receivables comprise notes receivables, accounts receivables and other receivables. Accounts receivables arising from sale of goods or rendering of services are initially recognised at fair value of the contractual payments from the buyers or service recipients.

Receivables with amounts that are individually significant are subject to separate assessment for impairment. If there exists objective evidence that the Group will not be able to collect the amount under the original terms, a provision for bad debts of that receivable is made at the difference between its carrying amount and the present value of its estimated future cash flows.

Receivables with amounts that are not individually significant and those receivables that have been individually assessed for impairment and have not been found impaired are classified into certain groupings based on their credit risk characteristics. Provision for bad debts is determined based on the historical loss experience for groupings of receivables with similar credit risk characteristics, taking into consideration of the current circumstances.

When the Group transfers the accounts receivables to the financial institutions without recourse, the difference between the proceeds received from the transaction and their carrying amounts and the related taxes is recognised in profit or loss for the current period.

(8)	Inventories

Inventories include raw materials, work in progress and finished goods, and are stated at the lower of cost and net realisable value.

Cost is determined using planned cost method. Cost of inventories used or sold is carried forward at the end of the month to carry the cost variance it should be borne, and the planned cost is adjusted to actual cost. The cost of finished goods and work in progress comprise raw materials, direct labour and systematically allocated production overhead based on the normal production capacity.

Provision for decline in the value of inventories is determined at the excess amount of the carrying amounts of the inventories over their net realisable value. Net realisable value is determined based on the estimated selling price in the ordinary course of business, less the estimated costs to completion and estimated costs necessary to make the sale and related taxes.

The Group adopts the perpetual inventory system.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(9)	Long-term equity investments

Long-term equity investments comprise the Group’s long-term equity investments in its joint ventures and associates.

(a)	Joint ventures and associates

A joint venture is a joint arrangement which is structured through a separate vehicle over which the Group has joint control together with other parties and only has rights to the net assets of the arrangement based on legal forms, contractual terms and other facts and circumstances; An associate is the investee over which the Group has significant influence on its financial and operating policy decisions.

Investments in joint ventures and associates are accounted for using the equity method. Where the initial investment cost exceeds the Group’s share of the fair value of the investee’s identifiable net assets at the time of acquisition, the investment is initially measured at that cost. Where the initial investment cost is less than the Group’s share of the fair value of the investee’s identifiable net assets at the time of acquisition, the difference is included in profit or loss for the current period and the cost of the long-term equity investment is adjusted upwards accordingly.

Under the equity method of accounting, the Group recognises the investment income according to its share of net profit or loss of the investee. The Group does not recognise further losses when the carrying amounts of the long-term equity investment together with any long-term interests that, in substance, form part of the Group’s net investment in investees are reduced to zero. However, if the Group has obligations for additional losses and the criteria with respect to recognition of provisions are satisfied, the Group continues recognising the investment losses and the provisions at the amount it expects to undertake. The Group’s share of the changes in investee’s owner's equity other than those arising from the net profit or loss, other comprehensive income and profit distribution is recognised in capital surplus with a corresponding adjustment to the carrying amounts of the long-term equity investment. The carrying amount of the investment is reduced by the Group’s share of the profit distribution or cash dividends declared by the investees. Unrealised gains or losses on transactions between the Group and its investees are eliminated to the extent of the Group’s equity interest in the investees, based on which the investment income or losses are recognised. Any losses resulting from transactions between the Group and its investees, which are attributable to asset impairment losses are not eliminated.

(10)	Investment properties

Investment properties, including land use rights that have already been leased out, buildings that are held for the purpose of leasing and buildings that are being constructed or developed for future use for leasing, are measured initially at cost. Subsequent expenditures incurred in relation to an investment property are included in the cost of the investment property when it is probable that the associated economic benefits will flow to the Group and their costs can be reliably measured; otherwise, the expenditures are recognised in profit or loss for the period in which they are incurred.

Investment properties are subsequently measured using the cost model and are depreciated or amortised to their estimated residual values over their estimated useful lives. The estimated useful lives, the estimated residual values expressed as a percentage of cost and the annual depreciation (amortisation) rates of investment properties are as follows:

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(10)	Investment properties (Cont’d)

		Estimated useful lives	Estimated residual values	Annual depreciation rates

	Land use rights	50 years	0%	2%
	Buildings	20 years	0%	5%

When an investment property is transferred to owner-occupied properties, it is reclassified as fixed asset or intangible asset with the carrying amount at the date of the transfer. When an owner-occupied property is transferred out for earning rentals or for capital appreciation, the fixed asset or intangible asset is transferred to investment properties with the carrying amount at the date of the transfer.

The estimated useful life and the estimated residual value of an investment property and the depreciation (amortisation) method applied to the asset are reviewed, and adjusted as appropriate at each year-end.

An investment property is derecognised on disposal or when the investment property is permanently withdrawn from use and no future economic benefits are expected from its disposal. The net amount of proceeds from sale, transfer, retirement or damage of an investment property after its carrying amount and related taxes and expenses is recognised in profit or loss for the current period.

(11)	Fixed assets

Fixed assets comprise buildings, machinery and equipment, motor vehicles, computers and electronic equipment and office equipment and tooling. Fixed assets purchased or constructed by the Group are initially measured at cost at the time of acquisition. Fixed assets contributed by the investor are initially recorded at their approved value upon its contribution to the Company.

Subsequent expenditures incurred for a fixed asset are included in the cost of the fixed asset when it is probable that the associated economic benefits will flow to the Group and the related cost can be reliably measured. The carrying amount of the replaced part is derecognised. All the other subsequent expenditures are recognised in profit or loss for the period in which they are incurred.

Fixed assets are depreciated using the straight-line method to allocate the cost of the assets to their estimated residual values over their estimated useful lives. For the fixed assets that have been provided for impairment loss, the related depreciation charge is prospectively determined based upon the adjusted carrying amounts over their remaining useful lives.

The estimated useful lives, the estimated residual values expressed as a percentage of cost and the annual depreciation rates of fixed assets are as follows:

		Estimated useful lives	Estimated residual values	Annual depreciation rates

	Buildings	5-20 years	0%-10%	4.50%-20.00%
	Machinery and equipment	3-15 years	0%-5%	6.33%-33.33%
	Motor vehicles	3-6 years	0%-5%	15.83%-33.33%
	Computers and electronic equipment and office equipment	3-7 years	0%-5%	13.57%-33.33%
	Tooling	3-5 years	0%-5%	19.00%-33.33%

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(11)	Fixed assets (Cont’d)

The estimated useful life and the estimated residual value of a fixed asset and the depreciation method applied to the asset are reviewed, and adjusted as appropriate at each year-end.

A fixed asset is derecognised on disposal or when no future economic benefits are expected from its use or disposal. The amount of proceeds from disposals on sale, transfer, retirement or damage of a fixed asset net of its carrying amount and related taxes and expenses is recognised in profit or loss for the current period.

(12)	Construction in progress

Construction in progress is measured at actual cost. Actual cost comprises construction costs, installation costs, borrowing costs that are eligible for capitalisation and other costs necessary to bring the fixed assets ready for their intended use. Construction in progress is transferred to fixed assets when the assets are ready for their intended use, and depreciation is charged starting from the following month.

(13)	Intangible assets

Intangible assets include land use rights, patent rights and non-patented technology and software, and are measured at cost. Intangible assets also include identifiable assets acquired from business combinations involving enterprises not under common control, such as customer relationships, and are measured at fair value at the time of acquisition.

(a)	Land use rights

Land use rights are amortised on the straight-line basis over their estimated useful lives. If the acquisition costs of the land use rights and the buildings located thereon cannot be reasonably allocated between the land use rights and the buildings, all of the acquisition costs are recognised as fixed assets.

(b)	Patent rights and non-patented technology

Patent rights and non-patented technology are amortised on a straight-line basis over the patent protection period as stipulated by the laws.

(c)	Software

Software is amortised on a straight-line basis over the period as stipulated by law.

(d)	Customer relationship

Customer relationship acquired from business combination involving enterprises not under common control are amortised over their beneficial periods.

(e)	Periodical review of useful life and amortisation method

For an intangible asset with a finite useful life, review of its useful life and amortisation method is performed at each year-end, with adjustment made as appropriate.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(14)	Research and development

The expenditure on an internal research and development project is classified into expenditure on the research phase and expenditure on the development phase based on its nature and whether there is material uncertainty that the research and development activities can form an intangible asset at the end of the project.

Expenditure on the research phase is recognised in profit or loss in the period in which it is incurred; expenditure on the development phase is capitalised only if all of the following conditions are satisfied:

•it is technically feasible to complete the intangible asset so that it will be available for use or sale;
•management intends to complete the intangible asset and use or sell it;
•it can be demonstrated how the intangible asset will generate economic benefits;
•there are adequate technical, financial and other resources to complete the development and the ability to use or sell the intangible asset; and
•the expenditure attributable to the intangible asset during its development phase can be reliably measured.

Other development expenditures that do not meet the conditions above are recognised in profit or loss in the period in which they are incurred. Development costs previously recognised as expenses are not recognised as an asset in a subsequent period. Capitalised expenditure on the development phase is presented as development costs in the balance sheet and transferred to intangible assets at the date that the asset is ready for its intended use.

(15)	Goodwill

Goodwill is recognised at the excess of the cost of a business combination involving enterprises not under common control over the interest in the fair value of the acquirees’ identifiable net assets acquired in the business combination as at the acquisition date.

(16)	Long-term prepaid expenses

Long-term prepaid expenses include the expenditure for improvements to fixed assets held under operating leases, and other expenditures that have been incurred but should be recognised as expenses over more than one year in the current and subsequent periods. Long-term prepaid expenses are amortised on the straight-line basis over the expected beneficial period and are presented at actual expenditure net of accumulated amortisation.

(17)	Impairment of long-term assets

Fixed assets, construction in progress, intangible assets with finite useful lives, long-term equity investments in joint ventures and associates and long-term prepaid expenses are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date; intangible assets that are not yet available for their intended use are tested for impairment at least annually, irrespective of whether there is any indication of impairment. If the result of the impairment test indicates that the recoverable amount of an asset is less than its carrying amount, a provision for impairment and an impairment loss are recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and the present value of the future cash flows expected to be derived from the asset. Provision for asset impairment is determined and recognised on the individual asset basis. If it is not possible to estimate the recoverable amount of an individual asset, the recoverable amount of a group of assets to which the asset belongs is determined. A group of assets is the smallest group of assets that is able to generate independent cash inflows.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(17)	Impairment of long-term assets (Cont’d)

Goodwill that is separately presented in the financial statements is tested at least annually for impairment, irrespective of whether there is any indication that it may be impaired. In conducting the test, the carrying value of goodwill is allocated to the related asset group or groups of asset groups which are expected to benefit from the synergies of the business combination. If the result of the test indicates that the recoverable amount of an asset group or a group of asset groups, including the allocated goodwill, is lower than its carrying amount, the corresponding impairment loss is recognised. The impairment loss is first deducted from the carrying amount of goodwill that is allocated to the asset group or group of asset groups, and then deducted from the carrying amounts of other assets within the asset group or group of asset groups in proportion to the carrying amounts of assets other than goodwill.

Once the above asset impairment loss is recognised, it will not be reversed for the value recovered in the subsequent periods.

(18)	Borrowing costs

The borrowing costs that are directly attributable to acquisition and construction of an asset that needs a substantially long period of time for its intended use commence to be capitalised and recorded as part of the cost of the asset when expenditures for the asset and borrowing costs have been incurred, and the activities relating to the acquisition and construction that are necessary to prepare the asset for its intended use have commenced. The capitalisation of borrowing costs ceases when the asset under acquisition or construction becomes ready for its intended use and the borrowing costs incurred thereafter are recognised in profit or loss for the current period. Capitalisation of borrowing costs is suspended during periods in which the acquisition or construction of an asset is interrupted abnormally and the interruption lasts for more than 3 months, until the acquisition or construction is resumed.

(19)	Borrowings (applicable for 2018)

Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently measured at amortised cost using the effective interest method. Borrowings of which the period is within one year (inclusive) are classified as the short-term borrowings, and the others are classified as long-term borrowings.

(20)	Employee benefits

Employee benefits refer to all forms of consideration or compensation given by the Group in exchange for service rendered by employees or for termination of employment relationship, which include short-term employee benefits and post-employment benefits.

(a)	Short-term employee benefits

Short-term employee benefits include wages or salaries, bonus, allowances and subsidies, staff welfare, premiums or contributions on medical insurance, work injury insurance and maternity insurance, housing funds, union running costs and employee education costs, short-term paid absences and etc. The short-term employee benefits actually occurred are recognised as a liability in the accounting period in which the service is rendered by the employees, with a corresponding charge to the profit or loss for the current period or the cost of relevant assets. Non-monetary benefits are measured at fair value.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(20)	Employee benefits (Cont’d)

(b)	Post-employment benefits

The Group classifies post-employment benefit plans as defined contribution plans. Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into a separate fund and will have no obligation to pay further contributions. During the reporting period, the Group's post-employment benefits mainly include the premiums or contributions on basic pensions and unemployment insurance, both of which belong to defined contribution plans.

Basic pensions

The Group’s employees participate in the basic pension plan set up and administered by local authorities of Ministry of Human Resource and Social Security. Monthly payments of premiums on the basic pensions are calculated according to the bases and percentage prescribed by the relevant local authorities. When employees retire, the relevant local authorities are obliged to pay the basic pensions to them. The amounts based on the above calculations are recognised as liabilities in the accounting period in which the service has been rendered by the employees, with a corresponding charge to the profit or loss for the current period or the cost of relevant assets.

(c)	Termination benefits

The Group provides compensation for terminating the employment relationship with employees before the end of the employment contracts or as an offer to encourage employees to accept voluntary redundancy before the end of the employment contracts. The Group recognises a liability arising from compensation for termination of the employment relationship with employees, with a corresponding charge to profit or loss for the current period at the earlier of the following dates: 1) when the Group cannot unilaterally withdraw an employment termination plan or a curtailment proposal; 2) when the Group recognises costs or expenses for a restructuring that involves the payment of termination benefits.

(21)	Provisions

Provisions for product warranties and etc. are recognised when the Group has a present obligation, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be measured reliably.

A provision is initially measured at the best estimate of the expenditure required to settle the related present obligation. Factors surrounding a contingency, such as the risks, uncertainties and the time value of money, are taken into account as a whole in reaching the best estimate of a provision. Where the effect of the time value of money is material, the best estimate is determined by discounting the related future cash outflows. The increase in the discounted amount of the provision arising from passage of time is recognised as interest expense.

The carrying amount of provisions is reviewed at each balance sheet date and adjusted to reflect the current best estimate.

The provisions expected to be settled within one year since the balance sheet date are classified as current liabilities.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(22)	Deferred tax assets and deferred tax liabilities

Deferred tax assets and deferred tax liabilities are calculated and recognised based on the differences arising between the tax bases of assets and liabilities and their carrying amounts (temporary differences). Deferred tax asset is recognised for the deductible losses that can be carried forward to subsequent years for deduction of the taxable profit in accordance with the tax laws. No deferred tax liability is recognised for a temporary difference arising from the initial recognition of goodwill. No deferred tax asset or deferred tax liability is recognised for the temporary differences resulting from the initial recognition of assets or liabilities due to a transaction other than a business combination, which affects neither accounting profit nor taxable profit (or deductible loss). At the balance sheet date, deferred tax assets and deferred tax liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled.

Deferred tax assets are only recognised for deductible temporary differences, deductible losses and tax credits to the extent that it is probable that taxable profit will be available in the future against which the deductible temporary differences, deductible losses and tax credits can be utilised.

Deferred tax liabilities are recognised for temporary differences arising from investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of reversal of the temporary difference, and it is probable that the temporary difference will not reverse in the foreseeable future. When it is probable that the temporary differences arising from investments in subsidiaries, associates and joint ventures will be reversed in the foreseeable future and that the taxable profit will be available in the future against which the temporary differences can be utilised, the corresponding deferred tax assets are recognised.

Deferred tax assets and liabilities are offset when:
•the deferred taxes are related to the same tax payer within the Group and the same taxation authority; and,
•that tax payer within the Group has a legally enforceable right to offset current tax assets against current tax liabilities.

(23)	Revenue recognition (applicable for 2020)

The Group recognises revenue at the amount of the consideration that is entitled to be charged by the Group as expected when the customer obtains control over relevant goods or services.

(a)	Sales of automotive parts

The Group manufactures and sells automotive parts to the customers. Revenue is recognised when the Group has delivered automotive parts to the location specified in the sales contract and the buyer has confirmed the acceptance of the products, and the delivery order is signed by both parties.

The Group provides buyers with sales discounts based on sales quantities. The Group determines the discount amount according to the historical experience, and recognises the income pursuant to the net amount after the contract consideration is deducted from the estimated discount amount.

(b)	Sales of moulds

The Group is entrusted by customers to develop and produce certain moulds for the production of auto parts and components, and the revenue will be recognised at the earlier when the buyer confirms the acceptance of products and the delivery order is signed by both parties or upon the formal massive production.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(23)	Revenue recognition (applicable for 2020) (Cont’d)

(c)	Provision of engineering and technical development service

The Group provides engineering and technical development service to external parties. After the completion of engineering and technical development, the Group delivers the development result to the buyer as prescribed in the contract and the revenue is recognised after the buyer confirms the acceptance of the result.

The Group collects cash or bank acceptance notes from the buyer through a bank before or after the delivery of products or services, and the cash or bank acceptance notes received from the buyer before the delivery of products or services are recognised as contract liabilities.

(24)	Revenue recognition (applicable for 2019 and 2018)

The amount of revenue is determined in accordance with the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities. Revenue is stated net of discounts, rebates and returns.

Revenue is recognised when it’s probable that the economic benefits associated with the transaction will flow to the Group, the related revenue can be reliably measured, and the specific criteria of revenue recognition have been met for each type of the Group’s activities as described below:

(a)	Sale of goods

The Group manufactures and sells automobile seating products. Revenue is recognised when the Group has delivered the products to the location specified in the sales contract and the buyer has confirmed the acceptance of the products. Upon delivery of the products, the buyer has the right to sell the products and takes the risks of any obsolescence and loss of the products.

(b)	Rendering of services

Revenue is recognised when service is completed and it is probable that the associated economic benefits will flow to the Group and its total revenue and cost can be reliably measured.

(c)	Developing of projects

Revenue is recognised when the project is completed and is checked and accepted by the clients, and it’s probable that the economic benefits associated with the transaction will flow to the Group, the related revenue can be reliably measured.

(25)	Government grants

Government grants refer to the monetary or non-monetary assets obtained by the Group from the government, including tax return, financial subsidy and etc.

Government grants are recognised when the grants can be received and the Group can comply with all attached conditions. If a government grant is a monetary asset, it will be measured at the amount received or receivable. If a government grant is a non-monetary asset, it will be measured at its fair value. If it is unable to obtain its fair value reliably, it will be measured at its nominal amount.

Government grants related to assets refer to government grants which are obtained by the Group for the purposes of purchase, construction or acquisition of the long-term assets. Government grants related to income refer to the government grants other than those related to assets.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(25)	Government grants (Cont’d)

Government grants related to assets are either deducted against the carrying amount of the assets, or recorded as deferred income and recognised in profit or loss on a systemic basis over the useful lives of the assets. Government grants related to income that compensate the future costs, expenses or losses are recorded as deferred income and recognised in profit or loss, or deducted against related costs, expenses or losses in reporting the related expenses; government grants related to income that compensate the incurred costs, expenses or losses are recognised in profit or loss, or deducted against related costs, expenses or losses directly in current period. The Group applies the presentation method consistently to the similar government grants in the financial statements.

Government grants that are related to ordinary activities are included in operating profit, otherwise, they are recorded in non-operating income or expenses.

(26)	Leases

A lease that transfers substantially all the risks and rewards incidental to ownership of an asset is a finance lease. An operating lease is a lease other than a finance lease.

Lease payments under an operating lease are recognised on a straight-line basis over the period of the lease, and are either capitalised as part of the cost of related assets, or charged as an expense for the current period.

Rental income from an operating lease is recognised on a straight-line basis over the period of the lease.

(27)	Profit distribution

Proposed profit distribution is recognised as a liability in the period in which it is approved by the Board of Directors’ meeting.

(28)	Business combinations

(a)	Business combinations involving enterprises not under common control

The cost of combination and identifiable net assets obtained by the acquirer of the Group in a business combination are measured at fair value at the acquisition date. Where the cost of the combination exceeds the acquirer’s interest in the fair value of the acquiree’s identifiable net assets, the difference is recognised as goodwill; where the cost of combination is lower than the acquirer’s interest in the fair value of the acquiree’s identifiable net assets, the difference is recognised in profit or loss for the current period. Costs directly attributable to the combination are included in profit or loss in the period in which they are incurred. Transaction costs associated with the issue of equity or debt securities for the business combination are included in the initially recognised amounts of the equity or debt securities.

(29)	Preparation of consolidated financial statements

The consolidated financial statements comprise the financial statements of the Company and all of its subsidiaries.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(29)	Preparation of consolidated financial statements (Cont’d)

Subsidiaries are consolidated from the date on which the Group obtains control and are de-consolidated from the date that such control ceases. For a subsidiary that is acquired in a business combination involving enterprises under common control, it is included in the consolidated financial statements from the date when it, together with the Company, comes under common control of the ultimate controlling party. The portion of the net profits realised before the combination date is presented separately in the consolidated income statement.

In preparing the consolidated financial statements, where the accounting policies and the accounting periods of the Company and subsidiaries are inconsistent, the financial statements of the subsidiaries are adjusted in accordance with the accounting policies and the accounting period of the Company. For subsidiaries acquired from business combinations involving enterprises not under common control, the individual financial statements of the subsidiaries are adjusted based on the fair value of the identifiable net assets at the acquisition date.

All significant intra-group balances, transactions and unrealised profits are eliminated in the consolidated financial statements. The portion of subsidiaries’ owners' equity and the portion of subsidiaries’ net profits and losses and comprehensive incomes for the period not attributable to the Company are recognised as minority interests, net profit attributed to minority interests and total comprehensive incomes attributed to minority interests, and presented separately in the consolidated financial statements under owners’ equity, net profits and total comprehensive income respectively. Unrealised profits and losses resulting from the sale of assets by the Company to its subsidiaries are fully eliminated against net profit attributable to owners of the parent. Unrealised profits and losses resulting from the sale of assets by a subsidiary to the Company are eliminated and allocated between net profit attributable to owners of the parent and net profit attributed to minority interests in accordance with the allocation proportion of the parent in the subsidiary. Unrealised profits and losses resulting from the sale of assets by one subsidiary to another are eliminated and allocated between net profit attributable to owners of the parent and net profit attributed to minority interests in accordance with the allocation proportion of the parent in the subsidiary.

If the accounting treatment of a transaction is inconsistent in the financial statements at the Group level and at the Company or its subsidiary level, adjustment will be made from the perspective of the Group.

(30)	Critical accounting estimates and judgments

The Group continually evaluates the critical accounting estimates and key judgments applied based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(a)	Critical accounting estimates and key assumptions

The critical accounting estimates and key assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below:

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(30)	Critical accounting estimates and judgments (Cont’d)

(a)	Critical accounting estimates and key assumptions (Cont’d)

(i)	Classification of financial assets

Significant judgements made by the Group in the classification of financial assets include business model and analysis on contractual cash flow characteristics.

The Group determines the business model for financial asset management on the grouping basis, and factors to be considered include the methods for evaluating financial asset performance and reporting the financial asset performance to key management personnel, the risks affecting financial asset performance and corresponding management methods, the ways in which related business management personnel are remunerated, etc.

When assessing whether contractual cash flow characteristics of financial assets are consistent with basic lending arrangement, key judgements made by the Group include: the possibility of changes in time schedule or amount of the principal during the lifetime due to reasons such as repayment in advance; whether interest only include time value of money, credit risks, other basic lending risks and considerations for costs and profits; for example, whether the repayment in advance reflects the principal outstanding and corresponding interest and reasonable compensation paid for early termination of the contract.

(b)	Critical judgments in applying the accounting policies

(i)	Accounting estimates on impairment of goodwill

The Group tests annually whether goodwill has suffered any impairment. The recoverable amount of asset groups and groups of asset groups is the present value of the future cash flows expected to be derived from them. These calculations require use of estimates.

If management revises the growth rate that is used in the calculation of the future cash flows of asset groups and groups of asset groups, and the revised growth rate is lower than the one currently used, the Group would need to recognise further impairment against goodwill.

If management revises the gross margin that is used in the calculation of the future cash flows of asset groups and groups of asset groups, and the revised gross margin is lower than the one currently used, the Group would need to recognise further impairment against goodwill.

If management revises the pre-tax discount rate applied to the discounted cash flows, and the revised pre-tax discount rate is higher than the one currently applied, the Group would need to recognise further impairment against goodwill.

If the actual growth rate and gross margin rate/pre-tax discount rate are higher/lower than management’s estimates, the impairment loss of goodwill previously provided for is not allowed to be reversed by the Group.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(30)	Critical accounting estimates and judgments (Cont’d)

(b)	Critical judgments in applying the accounting policies (Cont’d)

(ii)	Income tax and deferred income tax

The Group is subject to income taxes in numerous jurisdictions. There are some transactions and events for which the ultimate tax determination is uncertain during the ordinary course of business. Significant judgement is required from the Group in determining the provision for income taxes in each of these jurisdictions. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Deferred tax assets are recognised for the deductible losses that can be carried forward to subsequent years to the extent that it is probable that taxable profit will be available in the future against which the deductible losses can be utilised. Taxable profit that will be available in the future includes the taxable profit that will be realised through normal operations and the taxable profit that will be increased upon the reversal of taxable temporary differences incurred in prior periods. Judgements and estimates are required to determine the time and amounts of taxable profit in the future. Any difference between the reality and the estimate may result in adjustment to the carrying amount of deferred tax assets.

(iii)	Measurement of ECLs

The Group calculates ECLs according to the default risk exposure and ECL rate, and determines the ECL rate based on default probability and default loss rate. In determining the ECL rate, the Group uses data such as internal historical credit loss experience, etc., and adjusts historical data based on current conditions and forward-looking information. When considering forward-looking information, the indicators used by the Group include the risk of economic downturn, Gross Domestic Product (“GDP”), Consumer Price Index (“CPI”), the external market environment, the technological environment and changes in customer conditions. The Group regularly monitors and reviews assumptions related to the calculation of ECLs. In 2020 and 2019, there was no significant change in the above estimation techniques and key assumptions.

(iv)	Accrued expenses

Based on historical experience, the Group’s management makes the best estimate of the estimated sales discounts offered to various vehicle factories. However, plenty of judgements and estimates are required to estimate future prices which actually occur and different judgements and estimates will affect the amount of the accrued expenses. The carrying amount of accrued expenses is reviewed at each balance sheet date and adjusted to reflect the current best estimate.

(31)	Significant changes in accounting policies (applicable for 2020)

The Ministry of Finance released the revised CAS 14 - Revenue (revised in 2017) (“new revenue standard”) in 2017 and the Circular on Accounting Regulations of Rental Waivers Against COVID-19 (Cai Kuai [2020] No. 10) in 2020. The financial statements for the year ended 31 December 2020 were prepared in accordance with the above circular, and impacts on the Group and the Company’s financial statements were as follows:

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(31)	Significant changes in accounting policies(applicable for 2020) (Cont’d)

(a)	Revenue

In accordance with relevant provisions of the new revenue standard, the Group recognised the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings of 2020 and other relevant line items in the financial statements. The comparatives for the year ended 31 December 2019 were not restated.

	The nature and the reasons of the changes in accounting policies	The line items affected	The amounts affected
1 January 2020
Consolidated

	Due to the implementation of the new revenue standard, the Group reclassified the advances from customers from sale of goods to contract liabilities.	Contract liabilities	Increased by RMB 40,985,353
		Advances from customers	Decreased by RMB 40,985,353

Compared with the original revenue standard, the impact of the implementation of the new revenue standard on major items of the financial statements for the year ended 31 December 2020 was as follows:

	The line items affected		The amounts affected
31 December 2020
Consolidated

	Contract liabilities		Increased by RMB 356,094,622
	Advances from customers		Decreased by RMB 356,094,622

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(32)	Significant changes in accounting policies (applicable for 2019)

The Ministry of Finance released the revised CAS 22 - Recognition and Measurement of Financial Instruments, CAS 23 - Transfer of Financial Assets, CAS 24 - Hedge Accounting and CAS 37 - Presentation of Financial Instruments (collectively referred to as “new financial instruments standards”) in 2017 and released the Circular of the Ministry of Finance on Revising and Issuing the Formats of Corporate Financial Statements for 2019 (Cai Kuai [2019] No. 6), revised CAS 7 - Exchange of Non-monetary Assets (hereinafter referred to as “revised standard on exchange of non-monetary assets) and CAS 12 - Debt Restructuring (hereinafter referred to as “revised standard on debt restructuring”) in 2019. The financial statements for the year ended 31 December 2019 have been prepared in accordance with the above standards and circular. The revised standards on exchange of non-monetary assets and debt restructuring have no significant impacts on the Group, and impacts of other revisions on the financial statements of the Group and are as follows:

(a)	Financial instruments

	In accordance with relevant provisions of the new financial instruments standards, the Group recognised the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings in 2019 and other relevant line items in the financial statements. The comparatives were not restated. As at 31 December 2018 and 1 January 2019, the Group had no financial assets designated as at fair value through profit or loss.

(i)
As at 1 January 2019, the financial assets presented in the Group’s consolidated financial statements were classified and measured in accordance with the old/new financial instruments standards as follows:

	Old financial instruments standards			New financial instruments standards
	Line item	Measurement	Carrying amount	Line item	Measurement	Carrying amount
	Cash at bank and on hand	Amortised cost	9,297,999,049	Cash at bank and on hand	Amortised cost	9,297,999,049
	Notes receivables	Amortised cost	2,004,305,172	Notes receivables	Amortised cost	12,000,000
				Receivables financing	Fair value through other comprehensive income	1,992,305,172
	Accounts receivables	Amortised cost	4,532,004,921	Accounts receivables	Amortised cost	4,532,004,921
	Other receivables	Amortised cost	761,450,480	Other receivables	Amortised cost	761,450,480

	The adoption of above new financial instruments standards had no significant impact on the Group’s opening balance of retained earnings of 2019.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(32)	Significant changes in accounting policies(applicable for 2019)

(a)	Financial instruments (Cont'd)

(ii)	As at 1 January 2019, the carrying amount of financial assets of the Group is reconciled from the old financial instruments standards to the new financial instruments standards based on the new measurement:

	Measurement under the new financial instruments standards		Note
	Financial assets at amortised cost		Table 1
	Financial assets at fair value through other comprehensive income		Table 2

Table 1: Financial assets at amortised cost under the new financial instruments standards

	Note		Carrying amount

	Receivables (Note 1) 31 December 2018		7,297,760,573
	Less: Transfer to financial assets at fair value through other comprehensive income (under the new financial instruments standards)	i)	(1,992,305,172)
	Remeasurement: Total expected credit losses		—
	1 January 2019		5,305,455,401

Note 1: As at 31 December 2018 and 1 January 2019, receivables mainly comprise notes receivable, accounts receivable and other receivables.

Table 2: Financial assets at fair value through other comprehensive income under the new financial instruments standards

		Note	Carrying amount

	Receivables financing 31 December 2018		—
	Add: Transfer from notes receivable (under the old financial instruments standards)	i)	1,992,305,172
	1 January 2019		1,992,305,172

i)
Certain bank acceptance notes of some subsidiaries of the Company were discounted and endorsed for the purpose of daily treasury management. The objective of the business model was to manage such bank acceptance notes to both collect contractual cash flows and sell such financial assets. Therefore, as at 1 January 2019, bank acceptance notes of RMB 1,992,305,172 were reclassified to financial assets at fair value through other comprehensive income and listed as receivables financing.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(32)	Significant changes in accounting policies(applicable for 2019)

(a)	Financial instruments (Cont'd)

(iii)
As at January 1 2019, provision for bad debt of financial assets of the Group is reconciled from the old financial instruments standards to the new financial instruments standards based on the new measurement:

	Measurement category	Provision for bad debts under old financial instruments standards	Reclassification	Remeasurement	Provision for bad debts under new financial instruments standards

Financial assets at amortised cost—
	Provision for bad debts of accounts receivables	77,811,901	-	-	77,811,901

Financial assets at fair value through other comprehensive income—
	Provision for bad debts of receivables financing	—	-	-	-
		77,811,901	-	-	77,811,901

5	Taxation

The main categories and rates of taxes applicable to the Group during the years 2020, 2019 and 2018 are set out below:

	Type	Tax rate		Taxable base

	Enterprise income tax (a)(b)	25%, 21% and 20%		Taxable income
	Value added tax (“VAT”) (c)	17%,16%,13%, 11%, 10%,9%, 6% and others		Taxable value added amount (Tax payable is calculated using the taxable sales amount multiplied by the applicable tax rate less deductible VAT input of current period)
	City maintenance and construction tax	7%, 5% and 1%		The payment amount of VAT

In 2020, 2019 and 2018, the enterprise income tax rates applicable to the Company and its subsidiaries are as follows:

(a)	The income tax rates of the Group’s subsidiaries vary from 20% to 25% in different countries and regions of operation. The countries and regions where the subsidiaries operate include the United States of America (“USA”), the Federal Republic of Germany (“Germany”), the Republic of India (“India”) and the Kingdom of Thailand (“Thailand”). Chengdu Yanfeng Adient Automotive Parts Systems Co., Ltd. is a domestic company set up in Chengdu, Sichuan Province, and enjoys preferential policies for China Western Development. In 2020, 2019 and 2018, as per approval from tax authorities, the subsidiary got the applicable tax rate of 15%. The companies in China recognised as high and new technology enterprises are subject to a preferential enterprise income tax rate of 15%. Other subsidiaries in China are subject to an applicable income tax rate of 25%.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

5	Taxation (Cont’d)

	In 2020, 2019 and 2018, the enterprise income tax rates applicable to the Company and its subsidiaries are as follows (Cont’d):

		Valid period for high and new technology enterprises qualification (“the latest period”)	2020	2019	2018

	Yanfeng Adient Seating Co., Ltd.	From 2020 to 2022	15%	15%	15%
	Shanghai Jixiang Automobile Roof Trimming Co., Ltd.	From 2018 to 2020	15%	15%	15%
	Wuhu Adient Yunhe Automotive Seating Co., Ltd.	From 2019 to 2021	15%	15%	15%
	Hefei Yunhe Adient Automotive Seating Co., Ltd.	From 2018 to 2020	15%	15%	15%
	Jiangsu Yueda Yanfeng Adient Automotive Seating Co., Ltd.	From 2019 to 2021	15%	15%	15%
	Chongqing Yanfeng Adient Automotive Components Systems Co., Ltd.	From 2019 to 2021	15%	15%	15%
	Yanfeng Adient (Shenyang) Seating Co., Ltd.	From 2016 to 2018	25%	25%	15%

(b)	Pursuant to the 'Circular on Enterprise Income Tax Policy concerning Deductions for Equipment and Appliances' (Cai Shui [2018] 54) issued by the State Administration of Taxation, during the period from 1 January 2018 to 31 December 2020, the cost of newly purchased equipment with the original cost less than RMB 5 million can be fully deducted against taxable profit in the next month after the asset is put into use, instead of being depreciated annually for tax filing.

(c)
Pursuant to the 'Circular on Adjustment of Tax Rate of Value Added Tax' (Cai Shui [2018] 32) jointly issued by the Ministry of Finance and the Announcement on Relevant Policies for Deepening the Value-Added Tax Reform (Cai Shui Haiguan [2019] No. 39) issued by the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, the applicable VAT tax rates of the Company and its subsidiaries’ revenues arising from sales of auto parts and components and rendering of leasing and transportation service are 13% and 9% from 1 April 2019 and the applicable rates were 16% and 10% from 1 May 2018 to 31 March 2019, while it was 17% and 11% before 1 May 2018.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries

(1)	Subsidiaries included in the consolidation scope as at 31 December 2020 are as follows:

					Shareholding by the Company (%)		Voting rights held by the Company (%)
		Place of registration	Registered capital	Nature of business	Direct	Indirect	Direct	Indirect

	Shenyang Yanfeng Adient	Shenyang	RMB 30,000,000	Develop, produce and sell automotive interior, automotive seating overhead systems and parts production and provide after-sale service. Self-management or agency of import and export of goods and technologies (excluding goods prohibited or restricted by the national authorities), house lease	100%		100%

	Yanfeng Adient (Yantai) Seating Co., Ltd.	Yantai	RMB 35,000,000	Production and sales of automotive seating assembly, parts and functional high molecule materials for automobile; import and export of goods and technologies.	100%		100%

	Nanjing Yanfeng Adient Seating Co., Ltd.	Nanjing	RMB 45,000,000	Produce and sell automotive seating and provide after-sale service; sales of self-manufactured products, import and export of self-run and agent products and technologies	60%		60%

	Yanfeng Adient (Shanghai Jiading) Seating Co., Ltd.	Shanghai	RMB 15,000,000	Design, develop, produce and sell automotive seating assembly and parts, provide after-sale service; import and export goods.	100%		100%

	Yanfeng Adient (Ningbo) Seating Co., Ltd.	Ningbo	RMB 35,000,000	Design, development, manufacture and provision of technical engineering service of automotive seating, auto roof trims, sunshades, trim systems and related parts, sales of self-manufactured products, import and export of self-run and agent products and technologies (excluding goods and technologies prohibited or restricted by the national authorities).	100%		100%

	Yanfeng Adient (Wuhan) Seating Co.,Ltd.	Wuhan	RMB 45,000,000	Design, development, manufacture and sales of automotive seating, auto roof trims, sunshades, trim systems and related parts, provision of technical engineering service, import and export of goods (excluding goods prohibited or restricted by the national authorities).	100%		100%

	Chengdu Yanfeng Adient	Chengdu	RMB 10,000,000	Design, development, manufacture and sales of automotive seating, auto roof trims, sunshades, trim systems and related parts; provide relative technical and after-sale services		100%		100%

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries (Cont’d)

(1)	Subsidiaries included in the consolidation scope as at 31 December 2020 are as follows (Cont’d):

					Shareholding by the Company (%)		Voting rights held by the Company (%)
		Place of registration	Registered capital	Nature of business	Direct	Indirect	Direct	Indirect

	Daqing Yanfeng Adient	Chongqing	RMB 10,000,000	Design, produce and sale automotive spare parts, import and export of goods		100%		100%

	Guangzhou Dongfeng Adient Automotive Seating Co., Ltd	Guangzhou	USD 4,066,300	Design, development, manufacture and sales of automotive seating assembly and related parts sale own goods	50%		62.5%

(a) The newly established subsidiaries of the Group in 2018 included Yanfeng Adient (Liuzhou) Seating Co., Ltd., Yanfeng Adient (Rudong) Seating Co., Ltd., Yanfeng Adient (India) Private Limited, Yanfeng Adient (Ningde) Seating Co., Ltd., Yanfeng Adient (Zhengzhou) Seating Co., Ltd. and Yanfeng Adient Fangde Electric Engine Co., Ltd. In 2020 and 2019, there was no subsidiaries established by the group.

	(b) In 2018, the Company closed Johnson Controls Automotive Systems (Kunshan) Co., Ltd.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries (Cont’d)

(2)	Information of non-wholly-owned subsidiaries

	Total profit attributable to minority shareholders for the year ended 31 December 2020		Dividends declared to minority interests for the year ended 31 December 2020		Accumulated minority interests as at 31 December 2020

	252,229,700		159,816,941		755,267,864

	Total profit attributable to minority shareholders for the year ended 31 December 2019		Dividends declared to minority interests for the year ended 31 December 2019		Accumulated minority interests as at 31 December 2019

	185,100,239		186,368,378		572,620,027

	Total profit attributable to minority shareholders for the year ended 31 December 2018		Dividends declared to minority interests for the year ended 31 December 2018		Accumulated minority interests as at 31 December 2018

	224,411,689		190,933,981		544,079,224

	In 2020, 2019 and 2018, dividends paid to minority interests were RMB 71,427,524, RMB 199,904,958 and RMB 77,397,401, respectively.

	There is no individual subsidiary with significant non-wholly-owned interest within the Group. Considering all the subsidiaries are automobile industry related companies, their principal activities are production and sale of automotive parts as well as components and they all operate their business in China mainland, the summarised aggregated financial information for all the subsidiaries that have non-wholly-owned interests are set out below:

	31 December 2020
	Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities

	7,702,098,142	1,335,528,711	9,037,626,853	7,560,669,541	32,512,305	7,593,181,846

	31 December 2019
	Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities

	6,357,552,569	1,437,523,692	7,795,076,261	6,474,415,787	31,439,698	6,505,855,485

	31 December 2018
	Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities

	5,810,066,449	1,371,148,443	7,181,214,892	5,965,872,370	15,786,728	5,981,659,098

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries (Cont’d)

(2)	Information of non-wholly-owned subsidiaries (Cont’d)

	2020
	Revenue	Net profit	Total comprehensive income	Cash flows from operating activities

	10,644,143,292	532,995,232	532,995,232	774,052,251

	2019
	Revenue	Net profit	Total comprehensive income	Cash flows from operating activities

	10,134,852,816	399,897,453	399,897,453	1,007,554,200

	2018
	Revenue	Net profit	Total comprehensive income	Cash flows from operating activities

	11,314,074,835	494,810,785	494,810,785	192,890,151

7	Notes to the consolidated financial statements

(1)	Cash at bank and on hand

		31 December 2020	31 December 2019	31 December 2018

	Cash on hand	7,250	13,183	8,652
	Cash at bank	8,339,458,523	9,307,452,025	9,013,233,142
	Other cash balances (a)	347,541,309	269,026,068	284,757,255
		8,687,007,082	9,576,491,276	9,297,999,049

(a)
As at 31 December 2020, 2019 and 2018, RMB 347,541,309, RMB 266,026,068 and RMB 284,757,255 of bank deposit is pledged as guarantee for the Group to issue notes payable of RMB 395,870,252, RMB 297,611,514 and RMB 258,170,177 (Note 7(19)). As at 31 December 2019, the remaining RMB 3,000,000 which was included in other cash balances represented deposits for letter of guarantee.

(2)	Notes receivable

		31 December 2020	31 December 2019	31 December 2018

	Bank acceptance notes	45,217,043	6,500,000	2,004,305,172

In 2020 and 2019, certain bank acceptance notes were discounted and endorsed by the Group for the purpose of daily treasury management, who thereby categorised it as financial assets at fair value through other comprehensive income and presented it as receivables financing (Note 7(4)).

	As at 31 December 2018, notes receivable with amount of RMB 242,674,481 is pledged as guarantee for the Group to issue notes payable of RMB 257,245,279 (Note 7(19)).

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(3)	Accounts receivables

31 December 2019	31 December 2020

Accounts receivables	5,718,656,833	6,075,431,836
Accrual in the current year	Write-off in the current year

Less: Provision for bad debts	(184,429,404)	(55,346,766)	1,026,903	(238,749,267)
5,534,227,429	5,836,682,569

31 December 2018	31 December 2019

Accounts receivables	4,609,816,822	5,718,656,833
Accrual in the current year	Write-off in the current year

Less: Provision for bad debts	(77,811,901)	(107,272,799)	655,296	(184,429,404)
4,532,004,921	5,534,227,429

31 December 2017	31 December 2018

Accounts receivables	8,256,708,592	4,609,816,822
Reversal in the current year	Write-off in the current year

Less: Provision for bad debts	(83,887,715)	3,090,578	2,985,236	(77,811,901)
8,172,820,877	4,532,004,921

(a)	The ageing of accounts receivable was analysed as follows:

31 December 2020	31 December 2019	31 December 2018

Within 1 year	5,868,443,287	5,533,111,380	4,508,867,365
1 to 2 years	80,962,884	152,773,144	48,804,894
2 to 3 years	106,223,749	6,411,305	7,647,338
Over 3 years	19,801,916	26,361,004	44,497,225
6,075,431,836	5,718,656,833	4,609,816,822

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(3)	Accounts receivables (Cont’d)

(b)	Provision for bad debts

As at 31 December 2020 and 31 December 2019, for accounts receivable, the Group recognised the lifetime ECL provision regardless of whether there existed a significant financing component.

(i)	Provision for bad debts made on the individual basis for accounts receivable is as follows:

31 December 2020
		Carrying amount	Provision for bad debts
		Amount	Lifetime ECL (%)	Amount

	Accounts receivable with provision for bad debts on individual basis	165,174,796	100.00%	(165,174,796)

31 December 2019
		Carrying amount	Provision for bad debts
		Amount	Lifetime ECL (%)	Amount

	Accounts receivable with provision for bad debts on individual basis	90,591,751	100.00%	(90,591,751)

(ii)	Provision for bad debts made on the grouping basis for accounts receivable was analysed as follows:

		31 December 2020
		Carrying amount	Provision for bad debts
		Amount	Lifetime ECL (%)	Amount

	Within 1 year	5,856,704,003	0.73%	(42,779,784)
	1 to 2 years	31,170,033	30.58%	(9,533,162)
	2 to 3 years	2,581,088	56.55%	(1,459,609)
	Over 3 years	19,801,916	100.00%	(19,801,916)
		5,910,257,040		(73,574,471)

		31 December 2019
		Carrying amount	Provision for bad debts
		Amount	Lifetime ECL (%)	Amount

	Within 1 year	5,514,021,007	0.74%	(40,839,297)
	1 to 2 years	81,785,614	30.09%	(24,611,491)
	2 to 3 years	6,148,945	50.49%	(3,104,627)
	Over 3 years	26,109,516	100.00%	(26,109,516)
		5,628,065,082		(94,664,931)

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(3)	Accounts receivables (Cont’d)

(b)	Provision for bad debts (Cont’d)

(ii)	Provision for bad debts made on the grouping basis for accounts receivable was analysed as follows (Cont’d):

	31 December 2018
	Carrying amount	Provision for bad debts
	Amount	Lifetime ECL (%)	Amount

Within 1 year	4,508,867,365	97.80%	(20,886,218)
1 to 2 years	48,804,894	1.06%	(8,604,789)
2 to 3 years	7,647,338	0.17%	(3,823,669)
Over 3 years	44,497,225	0.97%	(44,497,225)
	4,609,816,822	100.00%	(77,811,901)

(4)	Receivables financing

		31 December 2020	31 December 2019	31 December 2018

	Receivables financing	2,958,013,856	2,276,839,586	—

As at 31 December 2020, notes receivable with a carrying amount of RMB 196,747,704 (31 December 2019: RMB 164,760,000) were pledged to the bank as collateral for the Company’s notes payable of RMB 215,120,446 (31 December 2019: RMB 164,400,375)(Note 7(19)).

(5)	Other receivables

		31 December 2019			31 December 2020

	Related party cash pool receivables	305,344,687			816,641,434
	Receivables for modules paid-on-behalf of others	178,526,339			49,458,285
	Deposits	23,871,858			25,495,519
	Material price difference	23,168,718			11,958,607
	Others	44,540,330			34,337,233
		575,451,932			937,891,078
			Reversal in current year	Write-off in current year

	Less: Provision for bad debts	(5,790,409)	3,752,258	321,761	(1,716,390)
		569,661,523			936,174,688

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

		31 December 2018			31 December 2019

	Related party cash pool receivables	473,712,938			305,344,687
	Receivables for modules paid-on- behalf of others	170,686,050			178,526,339
	Material price difference	48,187,104			23,168,718
	Dividends	18,935,255			-
	Deposits	15,490,870			23,871,858
	Others	34,438,263			44,540,330
		761,450,480			575,451,932
			Accrual in the current year	Differences arising from translation of foreign currency

	Less: Provision for bad debts	-	(5,781,681)	(8,728)	(5,790,409)
		761,450,480			569,661,523

		31 December 2017			31 December 2018

	Related party cash pool receivables	694,358,284			473,712,938
	Receivables for modules paid-on- behalf of others	103,917,630			170,686,050
	Material price difference	594,627			48,187,104
	Dividends	12,872,698			18,935,255
	Deposits	21,922,930			15,490,870
	Others	12,825,136			34,438,263
		846,491,305			761,450,480
			Reversal in the current year	Write-off in the current year

	Less: Provision for bad debts	(12,138)	12,138	-	-
		846,479,167			761,450,480

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

(a)	As at 31 December 2020, 31 December 2019 and 31 December 2018, the ageing of other receivables is analysed as follows:

		31 December 2020	31 December 2019	31 December 2018

	Within 1 year	927,033,827	499,100,653	728,976,869
	1 to 2 years	8,461,487	53,112,878	13,523,741
	2 to 3 years	294,731	12,140,697	7,618,296
	Over 3 years	2,101,033	11,097,704	11,331,574
		937,891,078	575,451,932	761,450,480

(b)	Provision for losses and changes in book value statement

	Stage 1
	12-month ECL (grouping)
	Carrying amount	Provision for bad debts

31 December 2019	575,451,932	(5,790,409)
Increase in current year	362,439,146	—
Provision for bad debts made in current year (i)	—	4,074,019
31 December 2020	937,891,078	(1,716,390)

	Stage 1
	12-month ECL (grouping)
	Carrying amount	Provision for bad debts

31 December 2018	761,450,480	—
Decrease in current year	(185,998,548)	—
Provision for bad debts made in current year (i)	—	(5,790,409)
31 December 2019	575,451,932	(5,790,409)

(i)	In 2020 and 2019, the Group had no bad debts due to changes in the parameters and data used in determining ECL.

As at 31 December 2020, the Group did not have any other receivables at stage 2 or stage 3. Other receivables of which provision for bad debts was calculated were all in stage 1, which are analysed below:

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

(b)	Provision for losses and changes in book value statement (Cont’d)

(ii)	As at 31 December 2020 and 31 December 2019, the provision for bad debts made on the individual basis for other receivable was as follows:

	31 December 2020			31 December 2019
	Ending balance	Provision for bad debts		Ending balance	Provision for bad debts
	Amount	12-months ECL %)	Amount	Amount	12-months ECL %)	Amount
Advance payments on behalf of others	1,681,931	100%	(1,681,931)	—	—%	—

(iii)	As at 31 December 2020 and 31 December 2019, other receivables of which provision for bad debts was calculated on grouping basis were all in stage 1, which were analysed below:

		31 December 2020			31 December 2019
		Ending balance	Loss provision		Ending balance	Loss provision
		Amount	Amount	Percentage	Amount	Amount	Percentage
	Receivables for mould paid on behalf of others in the group
	Within 1 year	47,776,354	(34,459)	0.07%	162,056,377	(810,282)	0.50%
	1 to 2 years	—	—	—%	16,469,962	(4,940,988)	30.00%

	Grouping of others:
	Within 1 year	14,698,625	—	—%	68,412,188	(39,139)	0.06%
		62,474,979	(34,459)		246,938,527	(5,790,409)

	As at 31 December 2020, the Group did not make any provision for bad debts of low-risk grouping:

				31 December 2020
				Ending balance		Loss provision
					Amount	Amount	Percentage
	Low-risk grouping:
	Within 1 year				864,567,137	-	-
	1 to 2 years				6,771,267	-	-
	2 to 3 years				294,731	-	-
	Over 3 years				2,101,033	-	-
					873,734,168	-

(iv)	As at 31 December 2019, other receivables of which provision for bad debts was calculated on individual basis, which are analysed below:
		31 December 2019
		Carrying amount	Provision for bad debts
		Amount	ECL (%) in the next 12 months	Amount

	Related party cash pool receivables	305,344,687	—%	—
	Deposits	23,871,858	—%	—
		329,216,545		—

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

(b)	Provision for losses and changes in book value statement (Cont’d)

(v)	As at 31 December 2018, other receivables and related provisions for bad debts are analysed below:

		31 December 2018
		Amount	% of total balance	Provision for bad debts

	Within 1 year	728,976,869	95.73%	-
	1 to 2 years	13,523,741	1.78%	-
	2 to 3 years	7,618,296	1.00%	-
	Over 3 years	11,331,574	1.49%	-
		761,450,480	100.00%	-

(6)	Advances to suppliers

	The ageing of advances to suppliers is analysed as follows:

	31 December 2020		31 December 2019		31 December 2018
	Amount	% of total balance	Amount	% of total balance	Amount	% of total balance

Within 1 year	108,507,182	98.57%	174,175,472	96.90%	158,247,276	96.47%
1 to 2 years	1,324,381	1.20%	4,875,902	2.71%	5,341,881	3.26%
2 to 3 years	258,083	0.23%	694,469	0.39%	450,159	0.27%
	110,089,646	100.00%	179,745,843	100.00%	164,039,316	100.00%

(7)	Inventories

		31 December 2019			31 December 2020

	Cost -

	Raw materials	643,932,982			513,775,249
	Work in progress and finished goods	221,450,678			441,954,213
		865,383,660			955,729,462

	Less: Provision for declines in the value of inventories		(Provision)/ Reversal in current year	Write-off in current year

	Raw materials	(33,920,947)	(15,092,017)	8,897,005	(40,115,959)
	Work in progress and finished goods	(13,924,674)	4,581,266	1,293,848	(8,049,560)
		(47,845,621)	(10,510,751)	10,190,853	(48,165,519)
		817,538,039			907,563,943

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont'd)

(7)	Inventories (Cont'd)

		31 December 2018			31 December 2019

	Cost -

	Raw materials	523,152,832			643,932,982
	Work in progress and finished goods	209,066,037			221,450,678
		732,218,869			865,383,660

	Less: Provision for declines in the value of inventories		Accrual in current year	Write-off in current year

	Raw materials	(27,268,302)	(19,603,942)	12,951,297	(33,920,947)
	Work in progress and finished goods	(5,703,062)	(9,884,916)	1,663,304	(13,924,674)
		(32,971,364)	(29,488,858)	14,614,601	(47,845,621)
		699,247,505			817,538,039

		31 December 2017			31 December 2018

	Cost -

	Raw materials	602,556,481			523,152,832
	Work in progress and finished goods	316,336,436			209,066,037
		918,892,917			732,218,869

	Less: Provision for declines in the value of inventories		Accrual in current year	Write-off in current year

	Raw materials	(20,509,594)	(9,603,523)	2,844,815	(27,268,302)
	Work in progress and finished goods	(3,407,748)	(3,667,506)	1,372,192	(5,703,062)
		(23,917,342)	(13,271,029)	4,217,007	(32,971,364)
		894,975,575			699,247,505

(8)	Other current assets

		31 December 2020	31 December 2019	31 December 2018

	Input VAT to be deducted	211,821,349	259,033,677	253,201,082
	Prepaid income tax	16,266,354	7,663,457	7,817,048
	Others	280,831	591,042	1,304,864
		228,368,534	267,288,176	262,322,994

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(9)	Long-term equity investments

		31 December 2020	31 December 2019	31 December 2018

	Associates (a)	108,975,703	116,394,997	149,489,926
	Joint venture (b)	—	41,950,317	38,094,059
		108,975,703	158,345,314	187,583,985

	Less: Provision for impairment of long-term equity investments	—	—	—
		108,975,703	158,345,314	187,583,985

(a)	Associates

	Investments in associates are set out below:

	31 December 2019	Share of net profit under equity method	Profit/Cash dividends declared by associates	Decrease in the current year	31 December 2020

	116,394,997	34,370,706	(41,790,000)	-	108,975,703

	31 December 2018	Share of net profit under equity method	Profit/Cash dividends declared by associates	Decrease in the current year (i)	31 December 2019

	149,489,926	41,305,774	(41,264,000)	(33,136,703)	116,394,997

	31 December 2017	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2018

	163,821,432	-	55,608,494	(69,940,000)	149,489,926

General information of associates:

	Major business location	Place of registration	Nature of business	Interest held	Whether strategic to the Group's activities
Wuhan Dongfeng Taiji Aisi Adient Seating Co., Ltd.(“Wuhan Taiji”,formerly known as “Wuhan Taiji Adient Seating Co., Ltd.”) (i)	Wuhan	Wuhan	Design, develop, produce and process auto key parts; sell the produced parts and provide after-sale service	20.00%	Yes

Dongfeng Adient Automotive Seating Co., Ltd. (“Dongfeng Adient Seating”)	Wuhan	Wuhan	Design, develop, produce and process auto key parts; sell the produced parts and provide after-sale service	50.00%	Yes

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(9)	Long-term equity investments (Cont’d)

(a)	Associates (Cont’d)

(i)	As at 31 March 2019, the company transferred its 20% equity in Wuhan Taiji to Dongfeng Adient Automotive Seating Co., Ltd.

	Summarised financial information for significant associates

		31 December 2020	31 December 2019	31 December 2018

	Current assets	452,178,751	562,390,982	1,200,716,516
	Non-current assets	313,523,395	345,319,707	295,963,873
	Total assets	765,702,146	907,710,689	1,496,680,389

	Current liabilities	518,001,566	661,516,717	1,109,472,246
	Non-current liabilities	16,345,196	-	-
	Total liabilities	534,346,762	661,516,717	1,109,472,246

	Net assets	231,355,384	246,193,972	387,208,143
	Shares of net assets based on share holding (ii)	115,677,692	123,096,986	144,796,073
	Adjustments (iii)	(6,701,989)	(6,701,989)	4,693,853

	Carrying amount of investment in joint ventures	108,975,703	116,394,997	149,489,926

		31 December 2020	31 December 2019	31 December 2018

	Revenue	876,879,921	1,584,261,861	3,510,917,720
	Net profit	68,741,411	103,585,078	169,198,382
	Other comprehensive income	-	-	-
	Total comprehensive income	68,741,411	103,585,078	169,198,382

	Dividends received from associates by the Group for the current year	41,790,000	41,264,000	69,940,000

	(ii) The Group calculates the shares of net assets in proportion of the shareholdings and based on the amount attributable to the parent company of the associates in their consolidated financial statements, which has taken into account the impact of both the fair value of the identifiable assets and liabilities of the associates upon acquisition of investment in associates and the unification of accounting policies adopted by the associates to those adopted by the Company.

	(iii) The adjustments include the goodwill arising from the acquisition of the investment in the associates by the Group, the elimination of unrealised profits or losses resulting from transactions between the Group and the associates, impairment loss and unrecognised excess loss.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(9)	Long-term equity investments (Cont’d)

(b)	Joint venture

Investments in joint venture are set out below:

31 December 2019	Share of net profit under equity method	Profit/Cash dividends declared by associates	Other decrease (i)	31 December 2020

41,950,317	38,579,041	(68,413,927)	(12,115,431)	-

31 December 2018	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2019

38,094,059	-	30,846,352	(26,990,094)	41,950,317

31 December 2017	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2018

46,437,689	-	10,591,625	(18,935,255)	38,094,059

General information of joint venture:

Major business location	Place of registration	Nature of business	Interest held	Whether strategic to the Group’s activities

CRH Automotive Shenyang Co., Ltd. (“CRH Shenyang”)	Shenyang	Shenyang	Design, develop, manufacture, sell auto seats frame and relevant parts; provide after-sale service; import and export goods (exclude those forbidden by the State or restricted by imports and exports).	50.00%	Yes

(i)
On 31 December 2020, the Company and Shenyang Jinbei Adient, the shareholder of CRH Shenyang, signed a letter of concerted action, representing that the action taken by Shenyang Jinbei Adient and its appointed director will be aligned with the director appointed by the Company in the voting on directors’ meetings of CRH Shenyang. Therefore, the Company has obtained control of CRH Shenyang since 31 December 2020, and the above transaction is a business combination not under the same control (Note 8(1)).

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(10)	Investment properties

		Buildings and relevant land use rights

	Cost
	31 December 2019	43,294,794
	Transfer from fixed assets in current year (Note 7(11))	49,478,263
	Transfer from intangible assets in current year (Note 7(13))	10,083,159
	31 December 2020	102,856,216

	Accumulated depreciation and amortisation
	31 December 2019	(3,896,531)
	Transfer from fixed assets in current year (Note 7(11))	(13,167,203)
	Transfer from intangible assets in current year (Note 7(13))	(1,579,695)
	Increase in the current year	(4,400,554)
	31 December 2020	(23,043,983)

	Carrying amount
	31 December 2020	79,812,233

	Cost
	31 December 2018	43,294,794

	Accumulated depreciation and amortisation
	31 December 2018	(1,948,266)
	Increase in the current year	(1,948,265)
	31 December 2019	(3,896,531)

	Carrying amount
	31 December 2019	39,398,263

	Cost
	31 December 2017	42,529,486
	Transfer from construction in progress (Note(7)(12))	765,308
	31 December 2018	43,294,794

	Accumulated depreciation and amortisation
	31 December 2017	-
	Increase in the current year	(1,948,266)
	31 December 2018	(1,948,266)

	Carrying amount
	31 December 2018	41,346,528

	In 2020, the Group changed the use of certain buildings with a net value of RMB 36,311,060 (a cost of RMB 49,478,263) and land use rights with a net value of RMB 8,503,464 (a cost of RMB 10,083,159) to lease-out properties, and therefore, such assets were transferred from fixed assets and land use rights to investment properties at the dates of change in use.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Cont’d)

(11) Fixed assets
	Buildings	Machinery and equipment	Motor vehicles	Computers, electronic equipment and office equipment	Moulds	Total

Cost
31 December 2019	857,795,781	2,684,383,098	16,764,580	341,737,133	337,831,887	4,238,512,479
Transfer from construction in progress (Note 7(12))	55,249,627	299,778,998	1,601,541	34,625,324	49,524,471	440,779,961
Increase in acquisition of subsidiaries (Note 8(1))	104,755	35,961,252	253,662	1,200,081	-	37,519,750
Other increases in current year	-	15,476	-	15,550	-	31,026
Transfer to investment properties (Note 7(10))	(49,478,263)	-	-	-	-	(49,478,263)
Disposals in current year	(1,684,394)	(113,060,835)	(2,848,744)	(14,326,721)	(24,247,649)	(156,168,343)
31 December 2020	861,987,506	2,907,077,989	15,771,039	363,251,367	363,108,709	4,511,196,610

Accumulated depreciation
31 December 2019	(317,535,774)	(1,546,038,303)	(11,617,968)	(244,173,966)	(257,122,311)	(2,376,488,322)
Increase in current year	(37,292,190)	(332,678,939)	(1,978,188)	(46,784,628)	(55,714,042)	(474,447,987)
Transfer to investment properties (Note 7(10))	13,167,203	-	-	-	-	13,167,203
Disposals in current year	199,616	88,981,574	2,268,360	12,987,719	23,115,262	127,552,531
31 December 2020	(341,461,145)	(1,789,735,668)	(11,327,796)	(277,970,875)	(289,721,091)	(2,710,216,575)

Provision for impairment loss
31 December 2019	-	(4,454,955)	-	(639)	(121,427)	(4,577,021)
Increase in current year (Note 7(32))	-	(1,428,640)	-	-	-	(1,428,640)
Disposals in current year	-	978,276	-	-	69,312	1,047,588
31 December 2020	-	(4,905,319)	-	(639)	(52,115)	(4,958,073)

Carrying amount
31 December 2020	520,526,361	1,112,437,002	4,443,243	85,279,853	73,335,503	1,796,021,962

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Cont’d)

(11) Fixed assets (Cont’d)

	Buildings	Machinery and equipment	Motor vehicles	Computers and electronic equipment and office equipment	Tooling	Total

Cost
31 December 2018	823,296,793	2,360,545,078	16,095,364	305,776,332	293,845,307	3,799,558,874
Transfer from construction in progress(Note(7)(12))	34,014,346	361,241,293	1,876,957	41,893,443	55,739,084	494,765,123
Other increases in the current year	2,920,133	2,669,421	57,832	113,870	313,399	6,074,655
Decrease in the current year	(2,435,491)	(40,072,694)	(1,265,573)	(6,046,512)	(12,065,903)	(61,886,173)
31 December 2019	857,795,781	2,684,383,098	16,764,580	341,737,133	337,831,887	4,238,512,479

Accumulated depreciation
31 December 2018	(276,040,453)	(1,216,023,928)	(9,514,872)	(203,971,103)	(201,730,151)	(1,907,280,507)
Increase in the current year	(41,860,062)	(361,120,993)	(2,698,876)	(46,028,422)	(66,988,830)	(518,697,183)
Decrease in the current year	364,741	31,106,618	595,780	5,825,559	11,596,670	49,489,368
31 December 2019	(317,535,774)	(1,546,038,303)	(11,617,968)	(244,173,966)	(257,122,311)	(2,376,488,322)

Provision for impairment loss
31 December 2018	-	(2,892,470)	-	-	(229,664)	(3,122,134)
Increase in the current year	-	(2,358,065)	-	(639)	(52,115)	(2,410,819)
Decrease in the current year	-	795,580	-	-	160,352	955,932
31 December 2019	-	(4,454,955)	-	(639)	(121,427)	(4,577,021)

Carrying amount
31 December 2019	540,260,007	1,133,889,840	5,146,612	97,562,528	80,588,149	1,857,447,136

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Cont’d)

(11) Fixed assets (Cont’d)

	Buildings	Machinery and equipment	Motor vehicles	Computers and electronic equipment and office equipment	Tooling	Total

Cost
31 December 2017	817,951,252	2,050,132,338	12,541,334	259,320,267	214,060,211	3,354,005,402
Transfer from construction in progress (Note(7)(12))	4,273,903	327,567,319	5,016,988	53,124,161	81,320,875	471,303,246
Other increases in the current year	1,116,638	11,251,865	142,883	1,846,637	2,820,252	17,178,275
Decrease in the current year	(45,000)	(28,406,444)	(1,605,841)	(8,514,733)	(4,356,031)	(42,928,049)
31 December 2018	823,296,793	2,360,545,078	16,095,364	305,776,332	293,845,307	3,799,558,874

Accumulated depreciation
31 December 2017	(225,845,875)	(971,947,841)	(8,112,450)	(166,590,517)	(150,405,142)	(1,522,901,825)
Increase in the current year	(50,239,578)	(264,341,867)	(2,744,395)	(44,742,896)	(55,011,796)	(417,080,532)
Decrease in the current year	45,000	20,265,780	1,341,973	7,362,310	3,686,787	32,701,850
31 December 2018	(276,040,453)	(1,216,023,928)	(9,514,872)	(203,971,103)	(201,730,151)	(1,907,280,507)

Provision for impairment loss
31 December 2017	-	(2,259,813)	-	-	(229,664)	(2,489,477)
Increase in the current year	-	(633,167)	-	-	-	(633,167)
Decrease in the current year	-	510	-	-	-	510
31 December 2018	-	(2,892,470)	-	-	(229,664)	(3,122,134)

Carrying amount
31 December 2018	547,256,340	1,141,628,680	6,580,492	101,805,229	91,885,492	1,889,156,233

In 2020, 2019 and 2018, the amount of depreciation expense charged to cost of sales were RMB 406,933,047, RMB 449,186,223 and RMB 328,563,804, respectively.
In 2020, 2019 and 2018, the amount of depreciation expense charged to research and development expenses were RMB 25,039,702, RMB 26,040,541 and RMB 39,028,327, respectively.
In 2020, 2019 and 2018, the amount of depreciation expense charged to general and administrative expenses were RMB42,449,589, RMB 43,444,771 and RMB 49,462,752, respectively.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(11)	Fixed assets (Cont’d)

	In 2020, 2019 and 2018, the amount of depreciation expense charged to selling expenses were RMB 25,649, RMB 25,648 and RMB 25,649, respectively.

(12)	Construction in progress

	Project name	31 December 2019	Increase in acquisition of subsidiaries (Note 8(1))	Other increases in current year	Transfer to fixed assets in current year (Note 7(11))	Transfer to long-term prepaid expenses in current year	Transfer to intangible assets in current year (Note 7(13))	Disposals in current year	31 December 2020

	Building and improvements	155,915,509	-	22,421,831	(55,249,627)	(10,531,794)	-	(45,631,110)	66,924,809
	Machinery and equipment	216,039,396	6,367,574	198,871,900	(299,778,998)	(2,439,862)	-	(1,990,776)	117,069,234
	Other projects	60,715,273	157,668	104,996,129	(85,751,336)	(22,731,298)	(7,410,809)	(5,667,177)	44,308,450
		432,670,178	6,525,242	326,289,860	(440,779,961)	(35,702,954)	(7,410,809)	(53,289,063)	228,302,493

	Less: Provision for impairment	-	-	-	-	-	-	-	-
		432,670,178							228,302,493

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(12)	Construction in progress (Cont'd)

	Project name	31 December 2018	Increase in the current year	Transfer to fixed assets (Note(7)(11))	Transfer to long-term prepaid expenses	Transfer to intangible assets (Note(7)(13))	Decrease in the current year	31 December 2019

	Building and improvements	104,604,128	136,311,391	(34,014,346)	(11,660,205)	(38,987,535)	(337,924)	155,915,509
	Machinery and equipment	205,381,663	378,899,271	(361,241,293)	(4,578,112)	-	(2,422,133)	216,039,396
	Other projects	54,455,672	138,236,316	(99,509,484)	(6,093,179)	(18,983,636)	(7,390,416)	60,715,273
		364,441,463	653,446,978	(494,765,123)	(22,331,496)	(57,971,171)	(10,150,473)	432,670,178

	Less: Provision for impairment	-	-	-	-	-	-	-
		364,441,463						432,670,178

Project name	31 December 2017	Increase in the current year	Transfer to fixed assets (Note(7)(11))	Transfer to long-term prepaid expenses	Transfer to intangible assets (Note(7)(13))	Transfer to investment properties (Note(7)(10))	Decrease in the current year	31 December 2018

Building and improvements	69,232,968	51,504,218	(4,273,903)	(10,113,248)	-	(765,308)	(980,599)	104,604,128
Machinery and equipment	129,894,139	410,311,345	(327,567,319)	(6,985,673)	-	-	(270,829)	205,381,663
Other projects	79,634,820	175,688,466	(139,462,024)	-	(61,360,645)	-	(44,945)	54,455,672
	278,761,927	637,504,029	(471,303,246)	(17,098,921)	(61,360,645)	(765,308)	(1,296,373)	364,441,463

Less: Provision for impairment	-	-	-	-	-	-	-	-
	278,761,927							364,441,463

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(13)	Intangible assets

	Land use rights	Software	Patents	Non-patent technologies	Customer relationships	Total

Cost
31 December 2019	438,682,427	224,656,599	495,000	30,837,586	533,881,400	1,228,553,012
Transfer from construction in progress in current year (Note 7(12))	-	7,410,809	-	-	-	7,410,809
Increase in acquisition of subsidiaries in current year (Note 8(1))	-	505,894	-	59,000,000	120,000,000	179,505,894
Other increases in current year	-	11,981,790	-	-	-	11,981,790
Transfer to investment properties in current year (Note 7(10))	(10,083,159)	-	-	-	-	(10,083,159)
Other decreases in current year	(93,000,000)	(1,186,806)	-	-	-	(94,186,806)
31 December 2020	335,599,268	243,368,286	495,000	89,837,586	653,881,400	1,323,181,540

Accumulated amortisation
31 December 2019	(112,215,240)	(180,152,923)	(369,540)	(3,597,718)	(533,881,400)	(830,216,821)
Increase in current year	(23,213,763)	(26,553,004)	(36,167)	(6,167,517)	-	(55,970,451)
Transfer to investment properties in current year (Note 7(10))	1,579,695	-	-	-	-	1,579,695
Other decreases in current year	62,000,000	1,069,996	-	-	-	63,069,996
31 December 2020	(71,849,308)	(205,635,931)	(405,707)	(9,765,235)	(533,881,400)	(821,537,581)

Carrying amount
31 December 2020	263,749,960	37,732,355	89,293	80,072,351	120,000,000	501,643,959

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(13)	Intangible assets (Cont’d)

	Land use rights	Software	Patents	Non-patent technology	Customer relationship	Total

Cost
31 December 2018	399,694,892	196,295,597	495,000	30,837,586	533,881,400	1,161,204,475
Transfer from construction in progress (Note(7)(12))	38,987,535	18,983,636	—	—	—	57,971,171
Other increases in the current year	—	9,851,824	—	—	—	9,851,824
Decrease in the current year	—	(474,458)	—	—	—	(474,458)
31 December 2019	438,682,427	224,656,599	495,000	30,837,586	533,881,400	1,228,553,012

Accumulated depreciation
31 December 2018	(88,668,576)	(155,541,877)	(360,040)	—	(533,881,400)	(778,451,893)
Increases in the current year	(23,546,664)	(24,650,999)	(9,500)	(3,597,718)	—	(51,804,881)
Decrease in the current year	—	39,953	—	—	—	39,953
31 December 2019	(112,215,240)	(180,152,923)	(369,540)	(3,597,718)	(533,881,400)	(830,216,821)

Carrying amount
31 December 2019	326,467,187	44,503,676	125,460	27,239,868	—	398,336,191

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(13)	Intangible assets (Cont’d)

	Land use rights	Software	Patents	Non-patent technology	Customer relationship	Total

Cost
31 December 2017	399,694,892	160,476,467	495,000	—	825,411,900	1,386,078,259
Transfer from construction in Progress (Note(7)(12))	—	30,523,059	—	30,837,586	—	61,360,645
Other increases in the current year	—	5,846,000	—	—	—	5,846,000
Reduction from disposal of subsidiaries	—	—	—	—	(291,530,500)	(291,530,500)
Decrease in the current year	—	(549,929)	—	—	—	(549,929)
31 December 2018	399,694,892	196,295,597	495,000	30,837,586	533,881,400	1,161,204,475

Accumulated depreciation
31 December 2017	(66,028,900)	(134,013,157)	(232,278)	—	(825,411,900)	(1,025,686,235)
Increases in the current year	(22,639,676)	(22,003,716)	(127,762)	—	—	(44,771,154)
Reduction from disposal of subsidiaries	—	—	—	—	291,530,500	291,530,500
Decrease in the current year	—	474,996	—	—	—	474,996
31 December 2018	(88,668,576)	(155,541,877)	(360,040)	—	(533,881,400)	(778,451,893)

Carrying amount
31 December 2018	311,026,316	40,753,720	134,960	30,837,586	—	382,752,582

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(14)	Goodwill

		31 December 2019	Increase in the current year	Decrease in the current year	31 December 2020

	Goodwill	71,566,642	-	-	71,566,642
	Less: Provision for impairment	-	-	-	-
		71,566,642	-	-	71,566,642

		31 December 2018	Increase in the current year	Decrease in the current year	31 December 2019

	Goodwill	71,566,642	-	-	71,566,642
	Less: Provision for impairment	-	-	-	-
		71,566,642	-	-	71,566,642

		31 December 2017	Increase in the current year	Decrease in the current year	31 December 2018

	Goodwill	71,566,642	-	-	71,566,642
	Less: Provision for impairment	-	-	-	-
		71,566,642	-	-	71,566,642

(a)	Impairment

The Group determines growth rates and gross margins based on past experience and forecast on future market development. Growth rates in the forecast period are based on the three-year budget approved by management, while growth rates in the stable period are the rates applied by the Group after the forecast period, which are consistent with those estimated in the industry reports, and do not exceed the long-term average growth rates of each product. The discount rates used by the Group are the pre-tax interest rates that are able to reflect the risks specific to the related asset groups and groups of asset groups.

	The main assumptions applied in calculating discounted future cash flows are as follows:

			2020	2019	2018

	Growth rates in the forecast period		6%	17%	4%
	Gross margin		16%	16%	16%
	Discount rate		17%	17%	17%

(15)	Long-term prepaid expenses

		31 December 2020	31 December 2019		31 December 2018

	Improvements to fixed assets held under operating leases	104,254,817	112,233,393		124,120,670
	Others	3,239,061	4,526,473		7,647,620
		107,493,878	116,759,866		131,768,290

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(16)	Deferred tax assets and deferred tax liabilities

(a)	Deferred tax assets

		31 December 2020		31 December 2019		31 December 2018
		Deferred tax assets	Deductible temporary difference	Deferred tax assets	Deductible temporary difference	Deferred tax assets	Deductible temporary difference

	Provisions for asset impairment	53,334,507	278,120,712	46,093,808	240,274,539	21,356,591	116,200,729
	Depreciation of fixed assets	18,524,090	94,972,914	12,798,620	105,377,068	9,966,815	62,355,547
	Accrued expenses and accounts payable	1,801,277,768	8,688,719,349	1,606,864,759	7,669,659,199	1,430,062,002	7,141,338,768
	Accrued payroll	5,606,626	35,151,293	10,867,983	54,616,346	8,141,074	47,454,161
	Deferred income	10,301,784	44,665,774	2,204,028	10,006,409	2,892,300	12,568,240
	Deductible losses	127,005,713	517,502,836	114,867,867	464,372,958	63,988,585	255,954,341
	Provision	6,049,433	27,692,158	3,627,170	17,616,583	485,776	2,629,978
		2,022,099,921	9,686,825,036	1,797,324,235	8,561,923,102	1,536,893,143	7,638,501,764

	Including:
	Expected to be recovered within one year (inclusive)	1,920,465,044		1,710,888,610		1,449,978,909
	Expected to be recovered after one year	101,634,877		86,435,625		86,914,234
		2,022,099,921		1,797,324,235		1,536,893,143

(b)	Deductible temporary differences and deductible losses that are not recognised as deferred tax assets are analysed as follows:

				31 December 2020		31 December 2019	31 December 2018

	Deductible temporary differences			27,678,545		44,129,778	-
	Deductible losses			32,989,514		18,663,475	-
				60,668,059		62,793,253	-

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(16)	Deferred tax assets and deferred tax liabilities (Cont’d)

(c)	Deductible losses that are not recognised as deferred tax assets will be expired as follows:

				31 December 2020		31 December 2019	31 December 2018

	Between 1 to 2 years			2,349,884		2,349,884	-
	Between 2 to 3 years			4,960,180		4,960,180	-
	Between 3 to 4 years			11,353,411		11,353,411	-
	Over 4 years			14,326,039		-	-
				32,989,514		18,663,475	-

(d)	Deferred tax liabilities

		31 December 2020		31 December 2019		31 December 2018
		Deferred tax liabilities	Taxable temporary difference	Deferred tax liabilities	Taxable temporary difference	Deferred tax liabilities	Taxable temporary difference

	Depreciation of fixed assets	81,914,359	353,323,574	51,915,709	225,788,337	26,608,456	117,098,760
	Amortisation of intangible assets	26,850,000	179,000,000	-	-	-	-
		108,764,359	532,323,574	51,915,709	225,788,337	26,608,456	117,098,760

	Including:
	Expected to be recovered within one year (inclusive)	30,367,620		14,083,910		5,214,740
	Expected to be recovered after one year	78,396,739		37,831,799		21,393,716
		108,764,359		51,915,709		26,608,456

(e)	The net balances of deferred tax assets and liabilities after offsetting are as follows:

			31 December 2020			31 December 2019	31 December 2018

	Deferred tax assets, net		1,947,151,126			1,746,772,809	1,510,284,687
	Deferred tax liabilities, net		33,815,564			1,364,283	-

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(17)	Other non-current assets

		31 December 2020	31 December 2019	31 December 2018

	Prepayment for equipment	15,260,392	14,493,976	40,666,389
	Rental deposits	10,926,212	10,120,489	13,300,379
	Others	2,500,753	-	-
		28,687,357	24,614,465	53,966,768

(18)	Short-term borrowings

		31 December 2020	31 December 2019	31 December 2018

	Unsecured (Currency: RMB)	172,791,938	433,051,550	578,660,000

	As at 31 December 2020, 2019 and 2018, the weighted average interest rate of short-term borrowings is 4.27%, 4.46% and 4.57% per annum, respectively.

(19)	Notes payable

		31 December 2020	31 December 2019	31 December 2018

	Bank acceptance notes	741,488,432	634,111,311	665,390,579

As at 31 December 2020, 2019 and 2018, bank acceptance notes of RMB 395,870,252, RMB 297,611,514 and RMB 258,170,177 were secured with bank deposits of RMB 347,541,309, RMB 266,026,068 and RMB 284,757,255, respectively (Note 7(1)).

As at 31 December 2020, bank acceptance notes of RMB 215,120,446 were secured with receivables financing of RMB 196,747,704 (Note 7(4)).

As at 31 December 2019, bank acceptance notes of RMB 164,400,375 were secured with receivables financing of RMB 164,760,000 (Note 7(4)).

As at 31 December 2018, bank acceptance notes of RMB 257,245,279 were secured with notes receivable of RMB 242,674,481 (Note 7(2)).

(20)	Accounts payable

		31 December 2020	31 December 2019	31 December 2018

	Payment for goods	12,051,302,723	11,990,045,939	10,443,534,582
	Others	61,260	4,419,311	3,675,866
		12,051,363,983	11,994,465,250	10,447,210,448

(21)	Employee benefits payable

		31 December 2020	31 December 2019	31 December 2018

	Short-term employee benefits payable (a)	977,323,515	816,052,563	816,643,016
	Defined contribution plans payable (b)	15,474,074	14,039,336	18,502,669
		992,797,589	830,091,899	835,145,685

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(21)	Employee benefits payable (Cont’d)

(a)	Short-term employee benefits payable

		31 December 2019	Increase in acquisition of subsidiaries	Increase in the current year	Decrease in the current year	31 December 2020

	Wages and salaries, bonus, allowances and subsidies	547,350,703	6,266,713	1,759,583,567	(1,644,418,407)	668,782,576
	Staff welfare	-	-	133,681,239	(133,681,239)	-
	Social security contributions	10,612,480	300,190	81,566,510	(77,009,410)	15,469,770
	Including: Medical insurance	5,389,857	185,193	70,395,603	(67,588,426)	8,382,227
	Work injury insurance	536,363	40,789	2,945,437	(3,124,021)	398,568
	Maternity insurance	4,686,260	74,208	8,225,470	(6,296,963)	6,688,975
	Housing funds	11,260,255	341,786	97,076,276	(102,926,886)	5,751,431
	Labour union funds and employee education funds	23,206,965	-	34,485,325	(32,222,080)	25,470,210
	Other short-term employee benefits	932,040	-	12,044,544	(11,906,772)	1,069,812
	Staff welfare and incentive funds	222,690,120	-	89,229,637	(51,140,041)	260,779,716
		816,052,563	6,908,689	2,207,667,098	(2,053,304,835)	977,323,515

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(21)	Employee benefits payable (Cont’d)

(a)	Short-term employee benefits payable (Cont’d)

		31 December 2018	Increase in the current year	Decrease in the current year	31 December 2019

	Wages and salaries, bonus, allowances and subsidies	455,707,696	1,686,722,556	(1,595,079,549)	547,350,703
	Staff welfare	3,407,045	119,342,542	(122,749,587)	-
	Social security contributions	10,980,289	100,625,248	(100,993,057)	10,612,480
	Including: Medical insurance	5,772,576	84,994,744	(85,377,463)	5,389,857
	Work injury insurance	687,160	5,637,529	(5,788,326)	536,363
	Maternity insurance	4,520,553	9,992,975	(9,827,268)	4,686,260
	Housing funds	11,036,554	130,765,637	(130,541,936)	11,260,255
	Labour union funds and employee education funds	25,223,805	33,299,523	(35,316,363)	23,206,965
	Other short-term employee benefits	338,679	1,408,558	(815,197)	932,040
	Staff welfare and incentive funds	309,948,948	60,538,951	(147,797,779)	222,690,120
		816,643,016	2,132,703,015	(2,133,293,468)	816,052,563

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(21)	Employee benefits payable (Cont’d)

(a)	Short-term employee benefits payable (Cont’d)

		31 December 2017	Increase in the current year	Decrease in the current year	31 December 2018

	Wages and salaries, bonus, allowances and subsidies	415,273,617	1,646,027,829	(1,605,593,750)	455,707,696
	Staff welfare	294,436	108,856,363	(105,743,754)	3,407,045
	Social security contributions	12,176,698	100,345,310	(101,541,719)	10,980,289
	Including: Medical insurance	8,009,193	83,187,795	(85,424,412)	5,772,576
	Work injury insurance	1,108,309	6,829,819	(7,250,968)	687,160
	Maternity insurance	3,059,196	10,327,696	(8,866,339)	4,520,553
	Housing funds	13,267,157	128,950,351	(131,180,954)	11,036,554
	Labour union funds and employee education funds	19,722,413	32,894,214	(27,392,822)	25,223,805
	Other short-term employee benefits	830,618	1,043,665	(1,535,604)	338,679
	Staff welfare and incentive funds	369,909,590	66,568,986	(126,529,628)	309,948,948
		831,474,529	2,084,686,718	(2,099,518,231)	816,643,016

(b)	Defined contribution plans payable

			2020
			Amount payable		Ending balance

	Basic pensions		85,729,048		14,736,002
	Unemployment insurance		2,812,037		738,072
			88,541,085		15,474,074

			2019
			Amount payable		Ending balance

	Basic pensions		203,042,439		13,503,909
	Unemployment insurance		7,032,736		535,427
			210,075,175		14,039,336

			2018
			Amount payable		Ending balance

	Basic pensions		224,024,929		17,521,898
	Unemployment insurance		6,774,048		980,771
			230,798,977		18,502,669

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(22)	Taxes payable

		31 December 2020	31 December 2019	31 December 2018

	Enterprise income tax payable	335,257,231	365,985,608	481,588,064
	Unpaid VAT	113,546,601	47,761,785	44,727,170
	Withholding individual income tax payable	5,972,531	4,215,613	6,251,468
	Others	14,385,104	9,629,834	13,388,116
		469,161,467	427,592,840	545,954,818

(23)	Other payables

		31 December 2020	31 December 2019	31 December 2018

	Accrued expenses	3,861,026,594	3,696,624,945	2,906,378,476
	Expenses paid by others on behalf of the Group	96,254,662	82,572,594	66,157,854
	Payables for service fee	31,752,727	69,664,489	71,544,812
	Payables for long-term assets	19,213,762	159,882,579	135,718,398
	Transportation fee payables	16,659,543	35,129,876	16,427,855
	Payables for toolings	7,766,427	181,926,915	626,924,525
	Others	3,163,063,986	185,095,870	152,159,338
		7,195,737,701	4,410,897,268	3,975,311,258

(24)	Long-term borrowings

		31 December 2020	31 December 2019	31 December 2018

	Unsecured	-	-	1,500,000

	Less: Current portion of long- term borrowings	-	-	(1,500,000)
		-	-	-

	As at 31 December 2018, the weighted average interest rate of long-term borrowings is 5.06% per annum.

(25)	Deferred income

		31 December 2020	31 December 2019	31 December 2018

	Government grants (a)	48,332,473	16,529,595	14,135,470

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(25)	Deferred income (Cont’d)

(a)	Government grants

		31 December 2019	Increase in the current year	Charged to other income	31 December 2020	Asset related/ Income related

	Asset-related subsidies	10,440,595	41,460,092	(9,657,214)	42,243,473	Asset related
	Income-related subsidies	6,089,000	-	-	6,089,000	Income related
		16,529,595	41,460,092	(9,657,214)	48,332,473

	The government grants recognised in profit or loss or deducted against related expenses in the year 2020 are set out as follows:

	Government grants			Amount	Presentation items

	Asset-related subsidies			9,657,214	Other income

		31 December 2018	Increase in the current year	Charged to other income	31 December 2019	Asset related/ Income related

	Asset-related subsidies	7,936,470	7,544,997	(5,040,872)	10,440,595	Asset related
	Income-related subsidies	6,199,000	-	(110,000)	6,089,000	Income related
		14,135,470	7,544,997	(5,150,872)	16,529,595

	The government grants recognised in profit or loss or deducted against related expenses in the year 2019 are set out as follows:

	Government grants			Amount	Presentation items

	Asset-related subsidies			5,040,872	Other income
	Income-related subsidies			110,000	Other income
				5,150,872

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(25)	Deferred income (Cont’d)

(a)	Government grants (Cont’d)

		31 December 2017	Increase in the current year	Charged to other income	31 December 2018	Asset related/ Income related

	Asset-related subsidies	2,918,415	7,675,000	(2,656,945)	7,936,470	Asset related
	Income-related subsidies	6,199,000	-	-	6,199,000	Income related
		9,117,415	7,675,000	(2,656,945)	14,135,470

	The government grants recognised in profit or loss or deducted against related expenses in the year 2018 are set out as follows:

	Government grants			Amount	Presentation items

	Asset-related subsidies			2,656,945	Other income

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(26)	Surplus reserve

		31 December 2019	Increase in the current year	Decrease in the current year	31 December 2020

	Reserve Fund	210,676,325	7,060,565	-	217,736,890
	Enterprise Expansion Fund	357,627,454	59,291,021	-	416,918,475
		568,303,779	66,351,586	-	634,655,365

		31 December 2018	Increase in the current year	Decrease in the current year	31 December 2019

	Reserve Fund	190,600,071	20,076,254	-	210,676,325
	Enterprise Expansion Fund	317,474,946	40,152,508	-	357,627,454
		508,075,017	60,228,762	-	568,303,779

		31 December 2017	Increase in the current year	Decrease in the current year	31 December 2018

	Reserve Fund	168,511,991	22,088,080	-	190,600,071
	Enterprise Expansion Fund	273,298,786	44,176,160	-	317,474,946
		441,810,777	66,264,240	-	508,075,017

In accordance with the Law of the PRC on Chinese and Foreign Equity Joint Ventures and the Company’s Articles of Association, appropriations from net profit should be made to the reserve fund and the staff and workers’ bonus and welfare fund and enterprise expansion fund, after offsetting accumulated losses from prior years, and before profit distributions to the investors. The percentages to be appropriated for the reserve fund and enterprise expansion fund are determined by the Board of Directors of the Company.

	In accordance with the Company's Articles of Association and the resolution of the Board of Directors, the Company appropriated 1% of net profit of RMB 2,964,551,105 for the year 2020 to the reserve fund and 2% amounting to RMB 59,291,021 to the enterprise expansion fund. In accordance with the Articles of Association, the Company can cease appropriation when the reserve fund accumulates to 50% of the Company’s registered capital, so the Company appropriated RMB 7,060,565 to the reserve fund in 2020.

In accordance with the articles of the Company and the resolution at the Board of Directors’ meeting, the Company appropriated 1% of annual net profit amounted RMB 20,076,254 and RMB 22,088,080 to Reserve Fund for the years of 2019 and 2018, respectively, and 2% of annual net profit amounted to RMB 40,152,508 and RMB 44,176,160 to the Enterprise Expansion Fund for the years of 2019 and 2018, respectively.

(27)	Undistributed profits

	In accordance with the resolution at the Board of Directors’ meetings dated 19 June 2020 and 31 December 2020, the Company distributed profits of RMB 1,887,167,871 and RMB 2,809,262,986 to the investors.

In accordance with the resolution at the Board of Directors’ meeting dated on 26 June 2019, and 23 May 2018, the Company proposed a dividend in the amount of RMB 2,076,279,518 and RMB 2,038,991,145 to the investors, respectively.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(28)	Revenue and cost of sales

		2020		2019		2018
		Revenue	Cost of sales	Revenue	Cost of sales	Revenue	Cost of sales

	Revenue from main operations
	- sales of automotive spare parts	27,678,972,529	(23,085,622,099)	27,698,552,475	(22,956,482,992)	32,474,029,564	(27,360,907,165)

	Revenue from Other operations	720,421,823	(518,127,250)	805,421,605	(396,170,645)	841,882,037	(371,761,011)
		28,399,394,352	(23,603,749,349)	28,503,974,080	(23,352,653,637)	33,315,911,601	(27,732,668,176)

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(29)	Taxes and surcharges

		2020	2019	2018

	City maintenance and construction tax	37,156,310	40,676,934	46,998,407
	Educational surcharge	35,296,202	34,735,268	46,266,440
	Others	26,858,580	25,737,178	31,913,568
		99,311,092	101,149,380	125,178,415

(30)	Financial income - net

		2020	2019	2018

	Interest income	148,543,853	145,057,748	148,779,198
	Interest costs - borrowings	(20,420,333)	(31,169,389)	(26,289,474)
	Charges for discounted notes receivable	(371,646)	(2,692,144)	(6,855,748)
	Exchange losses - net	(20,754,441)	(6,976,874)	9,460,142
	Others	(4,695,449)	(4,508,005)	(3,179,653)
		102,301,984	99,711,336	121,914,465

(31)	Expenses by nature

	The cost of sales, selling expenses, general and administrative expenses and research and development expenses in the income statements are listed as follows by nature:

		2020	2019	2018

	Changes in inventories of finished goods and work in progress	220,503,535	(12,384,641)	107,270,399
	Consumed raw materials and low value consumables, etc.	20,647,019,853	20,396,955,099	24,882,462,206
	Employee benefits expenses	2,206,978,546	2,282,239,239	2,248,916,709
	Depreciation and amortisation expenses	575,446,787	623,241,023	522,293,316
	Experiment and inspection expenses	300,182,838	185,896,714	192,077,986
	Rental expenses	265,424,812	304,860,201	225,299,598
	Sample Experimental manufacturing expenses	238,489,434	375,607,843	261,794,721
	Transportation and logistics fee	235,189,125	219,862,544	231,219,524
	Maintenance cost	145,904,950	124,919,841	131,534,567
	Utilities	142,234,887	152,355,655	122,494,624
	Consulting fee	127,403,409	43,625,344	182,869,519
	Other expenses	965,788,093	1,200,833,112	1,125,491,874
		26,070,566,269	25,898,011,974	30,233,725,043

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(31)	Expenses by nature (Cont’d)

	No research and development expenses were capitalised in 2020, 2019 and 2018.

(32)	Asset impairment losses

		2020	2019	2018

	Accrual in the value of inventories	10,510,751	29,488,858	13,271,029
	Impairment losses on long-term prepaid expenses	3,387,212	-	-
	Impairment of fixed assets	1,428,640	2,410,819	633,167
	Bad debts reversal	-	-	(3,102,716)
		15,326,603	31,899,677	10,801,480

(33)	Credit losses

		2020	2019	2018

	Losses on bad debts of accounts receivable	55,346,766	107,272,799	-
	(Reversal)/Losses on bad debts of other receivables	(3,752,258)	5,781,681	-
		51,594,508	113,054,480	-

(34)	Investment income

		2020	2019	2018

	Gains arising from remeasurement of the equity formerly held in joint ventures (Note 8(1))	78,262,960	-	-
	Share of net profit of investees under equity method	72,949,747	72,152,126	66,200,119
	Interest income from entrusted loans and cash pool	17,462,782	13,073,829	20,854,960
	Gains on disposal of long-term equity Investments	-	13,403,977	-
		168,675,489	98,629,932	87,055,079

(35)	Losses/(Gains) on disposals of assets

		2020	2019	2018

	Losses on disposals of construction in progress, net	3,601,711	-	738,376
	Losses/(Gains) on disposals of fixed assets, net	1,048,497	(368,565)	153,978
	Losses on disposals of long-term prepaid expenses, net	318,857	-	1,460,416
		4,969,065	(368,565)	2,352,770

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(36)	Other income

		2020	2019	2018	Asset related/ Income related

	Income-related subsidies	56,358,555	156,110,120	112,580,640	Income related
	Asset-related subsidies	9,657,214	5,040,872	2,656,945	Asset related
		66,015,769	161,150,992	115,237,585

(37)	Non-operating income and expenses

(a)	Non-operating income

		2020	2019	2018

	Others	10,344,134	3,370,496	4,511,490

(b)	Non-operating expenses

		2020	2019	2018

	Others	3,654,776	17,184,819	3,801,129

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(38)	Income tax expenses

		2020	2019	2018

	Current income tax	601,381,640	665,225,771	982,336,587
	Deferred income tax	(188,693,891)	(235,123,839)	(419,880,856)
		412,687,749	430,101,932	562,455,731

	The reconciliation from income tax calculated based on the applicable tax rates and total profit presented in the consolidated financial statements to the income tax expenses is listed below:

		2020	2019	2018

	Total profit	2,501,309,415	2,705,905,071	3,268,771,383

	Income tax expenses calculated at applicable tax rates	624,974,626	676,476,268	817,192,846
	Effect of favourable tax rates	(117,891,391)	(100,012,578)	(208,007,157)
	Investment income under equity method	(22,681,906)	(11,828,117)	(9,930,018)
	Additional deduction of research and development expenses	(69,818,257)	(6,532,947)	(39,425,320)
	Costs, expenses and losses not deductible for tax purposes	12,008,240	16,804,386	10,358,294
	Reversal of previously recognised/(Utilisation of previously unrecognised) deductible losses and deductible temporary differences	(4,112,808)	1,763,480	(25,434,500)
	Deductible losses and deductible temporary differences for which no deferred income tax asset was recognised	3,581,510	7,192,509	172,182
	Effect of change tax rate	-	(54,183,047)	-
	Prior year income tax reconciliation differences	(13,372,265)	(54,183,047)	17,529,404
	Income tax expenses	412,687,749	430,101,932	562,455,731

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(39)	Other comprehensive income

(a)	Items of other comprehensive income with the related income tax effect and the amount reclassified to profit or loss

		2020
		Amount before tax	Income tax	Net amount after tax

	Other comprehensive income items which will be reclassified subsequently to profit or loss
	Differences arising from translation of foreign currency financial statements	(1,321,825)	-	(1,321,825)
	Less: Reclassification of previous other comprehensive income to profit or loss	-	-	-
		(1,321,825)	-	(1,321,825)

		2019
		Amount before tax	Income tax	Net amount after tax

	Other comprehensive income items which will be reclassified subsequently to profit or loss
	Differences arising from translation of foreign currency financial statements	4,882,377	-	4,882,377
	Less: Reclassification of previous other comprehensive income to profit or loss	-	-	-
		4,882,377	-	4,882,377

		2018
		Amount before tax	Income tax	Net amount after tax

	Other comprehensive income items which will be reclassified subsequently to profit or loss
	Differences arising from translation of foreign currency financial statements	101,743	-	101,743
	Less: Reclassification of previous other comprehensive income to profit or loss	-	-	-
		101,743	-	101,743

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(39)	Other comprehensive income

(b)	Reconciliation of other comprehensive income

		Attributable to equity owners of the Company	Minority interests	Total
		Differences arising from translation of foreign currency financial statements

	31 December 2017	1,414,254	-	1,414,254

	Movements for the year ended 31 December 2018	101,743	-	101,743
	31 December 2018	1,515,997	-	1,515,997

	Movements for the year ended 31 December 2019	4,882,377	-	4,882,377
	31 December 2019	6,398,374	-	6,398,374

	Movements for the year ended 31 December 2020	(1,321,825)	-	(1,321,825)
	31 December 2020	5,076,549	-	5,076,549

(40)	Notes to the consolidated cash flow statements

(a)	Reconciliation from net profit to cash flows from operating activities

		2020	2019	2018

	Net profit	2,088,621,666	2,275,803,139	2,706,315,652
	Add: Provisions for asset impairment	15,326,603	31,899,677	10,801,480
	Credit losses	51,594,508	113,054,480	—
	Depreciation of fixed assets	474,447,987	518,697,183	417,080,532
	Amortisation of intangible assets	55,970,451	51,804,881	44,771,154
	Amortisation of long-term prepaid expenses	40,627,795	50,790,694	58,493,364
	Depreciation of investment properties	4,400,554	1,948,265	1,948,266
	Losses/(Gains) on disposal of fixed assets, intangible assets and other long-term assets	5,782,493	(509,615)	2,352,770
	Financial expenses	20,420,333	31,169,389	26,289,474
	Investment income	(168,675,489)	(98,629,932)	(87,055,079)
	Increase in deferred tax assets	(192,886,954)	(236,488,122)	(419,880,856)
	Amortisation of deferred income	(9,657,214)	(5,150,872)	(2,656,945)
	Increase in deferred tax liabilities	4,193,063	1,364,283	-
	(Increase)/Decrease in inventories	(84,519,978)	(147,779,392)	182,457,041
	(Increase)/Decrease in operating receivables	(713,239,628)	(1,373,743,759)	2,723,358,441
	Increase/(Decrease) in operating payables	321,427,125	1,807,885,814	(2,176,226,871)
	Net cash flows from operating activities	1,913,833,315	3,022,116,113	3,488,048,423

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(40)	Notes to the consolidated cash flow statements (Cont’d)

(b)	Net (decrease)/increase in cash and cash equivalents

		2020	2019	2018

	Cash and cash equivalents at the end of the year	8,339,465,773	9,307,465,208	9,013,241,794
	Less: Cash and cash equivalents at the beginning of the year	(9,307,465,208)	(9,013,241,794)	(7,938,513,680)
	Net (decrease)/increase in cash and cash equivalents	(967,999,435)	294,223,414	1,074,728,114

(c)	Cash and cash equivalents

		31 December 2020	31 December 2019	31 December 2018

	Cash at bank and on hand (Note 7(1))	8,687,007,082	9,576,491,276	9,297,999,049
	Less: Other restricted cash balances	(347,541,309)	(269,026,068)	(284,757,255)
	Cash and cash equivalents at the end of the year	8,339,465,773	9,307,465,208	9,013,241,794

8	Business combinations

(1)	Business combinations involving enterprises not under common control

The Company formerly held 50% equity interest in CRH Shenyang, a joint venture, which subsequently is under the common control of the Company and Shenyang Jinbei Adient (another joint venture shareholder). On 31 December 2020, the Company and Shenyang Jinbei Adient signed a letter of concerted action, representing that the action taken by Shenyang Jinbei Adient and its appointed director will be aligned with the director appointed by the Company in the voting on directors’ meeting of CRH Shenyang. The acquisition date of this transaction was 31 December 2020 when the Company effectively obtained the control over CRH Shenyang.

(i)	Details of goodwill recognised are as follows:

	Cost of combination
	Fair value of the 50% equity interests previously held on the acquisition date			90,378,391
	Total cost of combination			90,378,391
	Less: Share of fair value of the identifiable net assets obtained			(90,420,891)
	Non-operating income			(42,500)

(ii)	Gains arising from remeasurement at fair value of the 50% equity interests previously held before the acquisition date

	Fair value of the 50% equity interests previously held			90,378,391
	Less: Carrying amount of the 50% equity interests previously held (Note 7(9))			(12,115,431)
	Gains arising from remeasurement (Note 7(34))			78,262,960

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Business combinations (Cont’d)

(1)	Business combinations involving enterprises not under common control (Cont’d)

	The assets and liabilities of CRH Shenyang at the acquisition date, and the cash flows relating to the acquisition were as follows:

		Fair value	Carrying amount
		Acquisition date	Acquisition date	31 December 2019

	Cash at bank and on hand	89,083,670	89,083,670	99,064,459
	Notes receivable	-	-	1,825,047
	Accounts receivable	188,102,273	188,102,273	163,020,665
	Other receivables	505,179	505,179	4,894,088
	Inventories	16,016,677	16,016,677	18,137,255
	Advances to suppliers	192,503	192,503	919,625
	Fixed assets	37,519,750	28,131,630	30,643,600
	Intangible assets	179,505,894	505,894	648,111
	Construction in progress	6,525,242	6,525,242	2,974,508
	Long-term prepaid expenses	549,140	549,140	900,442
	Deferred tax assets	7,491,363	7,491,363	6,549,128
	Less: Accounts payable	(161,093,306)	(161,093,306)	(172,800,799)
	Employee benefits payable	(7,594,675)	(7,594,675)	(6,060,418)
	Deferred tax liabilities	(28,258,218)	-	-
	Taxes payable	(4,690,385)	(4,690,385)	(5,191,551)
	Other payables	(143,013,325)	(143,013,325)	(63,606,940)
	Net assets	180,841,782	20,711,880	81,917,220
	Less: Minority interests	(90,420,891)
	Net assets obtained	90,420,891

	Consideration paid in cash	-
	Less: Cash and cash equivalents in the subsidiary acquired	89,083,670
	Net cash outflow on acquisition of the subsidiary	89,083,670

The fair value of the assets and liabilities of CRH Shenyang at the acquisition date is determined by the Group using valuation techniques. The valuation method and critical assumptions applied are as follows:

	House decorations, construction in progress and fixed assets designated as equipment included in the evaluation scope are valued at replacement cost.

The project’s intangible assets that can be recognised include intangible assets such as patents and non-patent technologies and customer relationships which are valued using the sales revenue royalties method and multi-period excess earnings method respectively.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions

(1)	The parent company and subsidiaries

The general information and other related information of the subsidiaries is set out in Note 6.

(a)	General information of the parent company

		Place of registration	Nature of business

	Yanfeng Trim	Shanghai, China
Development and production of plastic and decorating products used for automobiles, trucks and motorcycles, moulds, stamping parts, standard fasteners; sales of self-produced products, import and export of products and technologies, industrial investment; technical development, transfer, consultancy and service, and business information consultancy in the special area of auto parts; and self-owned house leasing.

The parent company is Yanfeng Trim and the ultimate holding company is Shanghai Automotive Industry Corporation.

(b)	Registered capital and changes in registered capital of the parent company

			31 December 2019	Current year changes	31 December 2020

RMB
	Yanfeng Trim		1,078,947,853	-	1,078,947,853

			31 December 2018	Current year changes	31 December 2019

			RMB		RMB
	Yanfeng Trim		1,078,947,853	-	1,078,947,853

			31 December 2017	Current year changes	31 December 2018

			RMB		RMB
	Yanfeng Trim		1,078,947,853	-	1,078,947,853

(c)	The proportion of interests and voting rights in the Company held by the parent company

		31 December 2020		31 December 2019		31 December 2018
		Share holding	Voting rights	Share holding	Voting rights	Share holding	Voting rights

	Yanfeng Trim	50.01%	50.00%	50.01%	50.00%	50.01%	50.00%

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont’d)

(2)	Related parties that do not control or are not controlled by the Company

Relationship with the Group

	Chongqing Zhonghai Spring Co., Ltd.(vi)	Subsidiary of the ultimate holding company
	SAIC-IVECO Hongyan Commercial Vehicle Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	SAIC-GM-Wuling Automobile Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai General Motors Sales Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	SAIC Maxus Automotive Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	SAIC Maxus Recreational Vehicle Technology Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	SAIC-Volkswagen Sales Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Sanhuan Spring Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	SAIC Motor Corporation Limited(vi)	Subsidiary of the ultimate holding company
	SAIC Finance Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	SAIC Motor International Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Automotive Industry Sales Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Automotive Industry Activity Centre Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Automobile Trading Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Haitong International Automotive Logistics Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Dazhong Allied Auto-refitting Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Chexiang Automotive Accessory Technology and Service Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Anji Auto Trading Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Anji Mingshi Automobile Services Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Anji Mingliu Automobile Services Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Nanjing Automobile (Group) Corporation(vi)	Subsidiary of the ultimate holding company
	Nanjing MG Auto Trading Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Donghua Automotive Industry Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Anyo Automotive Material Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	Shanghai Saicmobility Technology Service Co., Ltd. (vi)	Subsidiary of the ultimate holding company
	General Motors LLC(vi)	Subsidiary of the ultimate holding company
	SAIC MOTOR-CP CO.,LTD. (vi)	Subsidiary of the ultimate holding company
	Shanghai Lear Automobile Parts Industrial Transportation Co., Ltd. (vi)	Associate of the ultimate holding company
	Shanghai International Autocity Development Co., Ltd. (vi)	Associate of the ultimate holding company
	Shanghai Brose Automotive Components Co., Ltd. (vi)	Associate of the ultimate holding company
	Shanghai Baosteel Arcelor Laser Tailor Welding Co., Ltd. (vi)	Associate of the ultimate holding company
	ANJI-NYK Logistic (Thailand) Co.,LTD(vi)	Associate of the ultimate holding company
	SAIC General Motors Corporation Limited(vi)	Joint venture of the ultimate holding company
	SAIC GM Dong Yue Motors Co., Ltd. (vi)	Joint venture of the ultimate holding company
	SAIC GM (Shenyang) Norsom Motors Co., Ltd. (vi)	Joint venture of the ultimate holding company
	SAIC Volkswagen Automotive Co., Ltd. (vi)	Joint venture of the ultimate holding company
	Shanghai Tongzhou Autoparts Co., Ltd. (vi)	Joint venture of the ultimate holding company
	Shanghai TRW Automotive Safety Systems Co., Ltd. (vi)	Joint venture of the ultimate holding company
	Shanghai Inteva Automotive Parts Co., Ltd. (vi)	Joint venture of the ultimate holding company
	Nanjing Iveco Motor Co., Ltd. (vi)	Joint venture of the ultimate holding company

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont’d)

(2)	Related parties that do not control or are not controlled by the Company (Cont'd)

Relationship with the Group

	HASCO Visual Technology (Shanghai) Co., Ltd. (formerly “Shanghai Koito Automotive Lamp Co., Ltd.”) (vi)	Joint venture of the ultimate holding company
	Yanfeng Plastic Omnium Automotive Exterior Systems Co., Ltd. (vi)	Joint venture of the ultimate holding company
	Pan Asia Technical Automotive Centre Co., Ltd. (vi)	Joint venture of the ultimate holding company
	ANJI-CEVA Logistics Co., Ltd. (vi)	Joint venture of the ultimate holding company
	Jiangsu ANJI-CEVA Logistics Co., Ltd. (“Jiangsu ANJI-CEVA Automotive Logistics Co., Ltd.”) (vi)	Joint venture of the ultimate holding company
	Shanghai Tongzhou Autoparts Co., Ltd. (vi)	Joint venture of the ultimate holding company
	KEIPER (Changshu) Seating Mechanisms Co., Ltd. (formerly “Yanfeng Adient (Changshu) Seating Mechanism Co., Ltd.”) (i) (vi)	Subsidiary of the parent company
	Yankang Automotive Parts Rugao Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automobile Safety Systems Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems (Chongqing) Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems Zhejiang Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Trim Changshu Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems Liuzhou Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems Guangzhou Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems (Hefei) Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Woodbridge Lightweight Composite Materials Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Hainachuan Automotive Trim Systems Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Global Automotive Interior Systems Co., Ltd. (formerly “Yanfeng Global Automotive Interior Systems Co., Ltd.”) (vi)	Subsidiary of the parent company
	Shanghai Yanfeng Seating Co., Ltd. (vi)	Subsidiary of the parent company
	Shanghai Yanfeng Jinqiao Automotive Trim Systems Co., Ltd. (vi)	Subsidiary of the parent company
	Shanghai Songjiang Chunshen Plastic Products Co., Ltd. (vi)	Subsidiary of the parent company
	Jiangsu Toppower Automotive Electronics Co., Ltd. (vi)	Subsidiary of the parent company
	Shanghai Yankang Automotive Parts Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Automotive Interior Systems (Shanghai) Co., Ltd. (vi)	Subsidiary of the parent company
	Yanfeng Visteon Automotive Electronics Co., Ltd. (vi)	Associate of the parent company
	Yanfeng Plastic Omnium (Shanghai) Automotive Exterior Systems Co., Ltd. (vi)	Joint venture of the parent company
	Yanfeng Key (Shanghai) Automotive Safety Systems Co., Ltd. (vi)	Joint venture of the parent company
	KEIPER Seating Mechanisms Co., Ltd. (formerly “Yanfeng Adient Seating Mechanism Co., Ltd.”) (i) (vi)	Subsidiary of the parent company
	Shenyang Jinbei Yanfeng Automotive Interior Trim Systems Co., Ltd. (vi)	Joint venture of the parent company

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont’d)

(2)	Related parties that do not control or are not controlled by the Company (Cont'd)

Relationship with the Group

	Shanghai Key Automotive Plastic Component Co, Ltd. (vi)	Joint venture of the parent company
	Dongfeng Yanfeng (Shiyan) Automotive Trim Systems Co., Ltd. (vi)	Joint venture of the parent company
	Dongfeng Antolin (Wuhan) Automotive Trim Co., Ltd. (vi)	Joint venture of the parent company
	Beijing Yanfeng BAIC Automotive Interiors Trims Co., Ltd. (vi)	Joint venture of the parent company
	CRH Shenyang (ii)(iv)	Former joint venture of the Company
	Dongfeng Adient Seating(iv)	Associate of the Company
	Chengdu Dongfeng Adient Automotive Seating Co., Ltd. (iv)	Subsidiary of associate of the Company
	Wuhan TACHI-S (iii)(iv)	Former associate of the Company
	Adient Plc(v)	Subsidiary of Adient Plc

(i)
On 30 June 2020, Yanfeng Trim obtained the control over Yanfeng Adient Seating Mechanism Co., Ltd. The relationship between the related party and the Group changed from a joint venture of the parent company to a subsidiary of the parent company. On 18 January 2021, Yanfeng Adient Seating Mechanism Co., Ltd. was renamed as KEIPER Seating Mechanisms Co., Ltd. On 26 January 2021, Yanfeng Adient (Changshu) Seating Mechanism Co., Ltd. was renamed as KEIPER (Changshu) Seating Mechanisms Co., Ltd.

(ii)
On 31 December 2019, the Company held 50% equity interest in CRH Shenyang, a joint venture shareholder, which subsequently is under the common control of Yanfeng Adient Seating and Shenyang Jinbei Adient Automotive Components Co., Ltd. (“Shenyang Jinbei Adient”). On 31 December 2020, the Company and Shenyang Jinbei Adient signed a letter of concerted action, representing that the action taken by Shenyang Jinbei Adient and its appointed director will be aligned with the director appointed by the Company in the voting on directors’ meeting of CRH Shenyang. Therefore, since 31 December 2020, the Company included CRH Shenyang into the consolidation scope, and CRH Shenyang changed from a joint venture to a subsidiary of the Company.

(iii)	As at 31 March 2019, the company transfered its 20% equity in Wuhan Taiji to Dongfeng Adient Automotive Seating Co., Ltd. Since then, Wuhan Taiji is no longer a related party of the Group.

(iv)	The related parties are collectively referred to as “ Associates and its subsidiaries and joint ventures”.

(v)	The related parties are collectively referred to as “ Adient, its subsidiaries and joint ventures.”

(vi)	The related parties are collectively referred to as “ SAIC, its subsidiaries, associates and joint ventures’’.

(3)	Related party transactions

(a)	Pricing policies

The Group’s pricing on products sold to related parties, purchased from related parties, rendering of services and lease payments are negotiated by both parties and by making reference to the market price.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont'd)

(3)	Related party transactions (Cont'd)

(b)	Purchase of goods

		2020	2019	2018

	SAIC, its subsidiaries, associates and joint ventures	4,817,820,067	6,159,139,859	7,998,704,118
	Associates and its subsidiaries and joint ventures	410,940,642	538,655,025	601,676,483
	Adient, its subsidiaries and joint ventures	155,012,321	173,075,737	470,609,580
		5,383,773,030	6,870,870,621	9,070,990,181

(c)	Sale of goods

		2020	2019	2018

	SAIC, its subsidiaries, associates and joint ventures	15,254,049,055	16,570,744,317	21,350,575,491
	Adient, its subsidiaries and joint ventures	475,802,439	815,341,392	521,821,709
	Associates and its subsidiaries and joint ventures	85,683,964	61,517,295	59,715,050
		15,815,535,458	17,447,603,004	21,932,112,250

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont'd)

(3)	Related party transactions (Cont'd)

(d)	Technical service fee

		2020		2019	2018

	SAIC, its subsidiaries, associates and joint ventures	11,225,600		204,248,591	71,475,320
	Adient, its subsidiaries and joint ventures	7,579,300		22,363,536	45,173,056
		18,804,900		226,612,127	116,648,376

(e)	(Decrease)/Increase on entrusted loans and cash pool - net

		2020		2019	2018

	SAIC, its subsidiaries, associates and joint ventures	(511,296,747)		167,646,780	121,752,264
	Associates and its subsidiaries and joint ventures	-		(105,326)	114,719,890
		(511,296,747)		167,541,454	236,472,154

(f)	Interest income from entrusted loans and cash pool- net

		2020		2019	2018

	SAIC, its subsidiaries, associates and joint ventures	17,462,782		13,073,829	18,892,661
	Associates and its subsidiaries and joint ventures	-	-	-	1,962,020
		17,462,782		13,073,829	20,854,681

(g)	Purchase of long-term assets

		2020		2019	2018

	SAIC, its subsidiaries, associates and joint ventures	-		367,341	73,107,599

(4)	Receivables from and payables to related parties

(a)	Accounts receivable

		31 December 2020		31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	2,399,290,973		2,005,016,457	3,379,672,917
	Adient, its subsidiaries and joint ventures	241,188,945		201,941,928	241,517,928
	Associates and its subsidiaries and joint ventures	27,335,820		82,514,138	95,894,679
		2,667,815,738		2,289,472,523	3,717,085,524

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont'd)

(4)	Receivables from and payables to related parties (Cont'd)

(b)	Notes receivable

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	-	-	464,757,984

(c)	Receivables financing

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	663,153,447	526,482,182	-

(d)	Advances to suppliers

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	36,444	11,298,330	10,474,163

(e)	Other receivables

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	845,833,353	312,494,062	489,914,438
	Associates and its subsidiaries and joint ventures	-	-	18,935,255
		845,833,353	312,494,062	508,849,693

(f)	Contract liability

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	3,715,546	—	—

(g)	Cash at bank

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	1,188,505,318	1,603,830,729	1,811,430,396

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Related parties and related party transactions (Cont'd)

(4)	Receivables from and payables to related parties (Cont'd)

(h)	Accounts payable

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	1,586,122,584	1,844,642,820	1,598,564,685
	Associates and its subsidiaries and joint ventures	171,909,367	160,853,992	200,575,015
	Adient, its subsidiaries and joint ventures	50,396,020	37,742,845	53,935,601
		1,808,427,971	2,043,239,657	1,853,075,301

(i)	Notes payable

		31 December 2020	31 December 2019	31 December 2018

	SAIC, its subsidiaries, associates and joint ventures	7,588,779	58,647,032	65,153,215

(j)	Other payables

		31 December 2020	31 December 2019	31 December 2018

	Adient, its subsidiaries and joint ventures	1,489,480,831	19,109,950	79,676,099
	SAIC, its subsidiaries, associates and joint ventures	1,408,024,416	10,436,282	-
	Associates and its subsidiaries and joint ventures	10	1,000,010	-
		2,897,505,257	30,546,242	79,676,099

(5)	Commitments in relation to related parties

	The commitments in relation to related parties contracted for by the Group but not yet necessary to be recognised on the balance sheet as at the balance sheet date are as follows:

(a)	Leases

		31 December 2020	31 December 2019	31 December 2018

	- Lessee

	SAIC, its subsidiaries, associates and joint ventures	60,654,267	135,687,477	84,391,765

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

10	Commitments

(1)	Capital commitments

	Capital expenditures contracted for by the Group but are not yet necessary to be recognised on the balance sheet as at the balance sheet date are as follows:

		31 December 2020	31 December 2019	31 December 2018

	Buildings, machinery and equipment	81,745,247	38,670,849	45,963,602

(2)	Operating lease commitments

	The future minimum lease payments due under the signed irrevocable operating leases contracts are summarised as follows:

		31 December 2020	31 December 2019	31 December 2018

	Within 1 year	154,348,367	163,026,111	159,228,397
	1 and 2 years	118,978,280	154,348,367	131,942,062
	2 and 3 years	109,819,092	150,796,730	116,737,697
	Over 3 years	239,544,194	326,513,920	310,344,520
		622,689,933	794,685,128	718,252,676

11	Events after the balance sheet date

	After the outbreak of Coronavirus Disease 2019 (“COVID-19 outbreak”) in early 2020, a series of precautionary and control measures have been and continued to be implemented across the country/region. The Group will pay close attention to the development of the COVID-19 outbreak and evaluate its impact on the financial position and operating results of the Group. As at the date on which this set of financial statements were authorised for issue, the Group was not aware of any material adverse effects on the financial statements as a result of the COVID-19 outbreak.

12	Financial instruments and risks

	The Group’s activities expose it to a variety of financial risks: market risk (primarily including currency risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group's financial performance.

(1)	Market risk

(a)	Foreign exchange risk

The Group’s major operational activities are carried out in Mainland China and a majority of the transactions are denominated in RMB. The Group is exposed to foreign exchange risk arising from the recognised assets and liabilities, and future transactions denominated in foreign currencies, primarily with respect to US dollars. The Group’s finance department at its headquarters is responsible for monitoring the amount of assets and liabilities, and transactions denominated in foreign currencies to minimise the foreign exchange risk. Therefore, the Group may consider entering into forward exchange contracts or currency swap contracts to mitigate the foreign exchange risk. During 2020, 2019 and 2018, the Group did not enter into any forward exchange contracts or currency swap contracts.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

12	Financial instruments and risks (Cont'd)

(1)	Market risk (Cont'd)

(a)	Foreign exchange risk (Cont'd)

	The financial assets and the financial liabilities denominated in foreign currencies, which are held by the subsidiaries of the Group, whose recording currencies are RMB, are expressed in RMB as at 31 December 2020, 2019 and 2018 as follows:

		31 December 2020
		USD	Others	Total

	Financial assets denominated in foreign currency -
	Cash at bank and on hand	46,800,116	22,643,235	69,443,351
	Receivables	116,484,249	122,275,544	238,759,793
		163,284,365	144,918,779	308,203,144

	Financial liabilities denominated in foreign currency -
	Payables	28,303,027	34,038,969	62,341,996

		31 December 2019
		USD	Others	Total

	Financial assets denominated in foreign currency -
	Cash at bank and on hand	76,850,694	55,094,863	131,945,557
	Receivables	95,454,874	179,314,843	274,769,717
		172,305,568	234,409,706	406,715,274

	Financial liabilities denominated in foreign currency -
	Payables	34,371,896	78,269,014	112,640,910

		31 December 2018
		USD	Others	Total

	Financial assets denominated in foreign currency -
	Cash at bank and on hand	50,213,457	65,760,379	115,973,836
	Receivables	122,414,691	213,130,083	335,544,774
		172,628,148	278,890,462	451,518,610

	Financial liabilities denominated in foreign currency -
	Payables	40,311,332	126,466,498	166,777,830

	As at 31 December 2020, 2019 and 2018, if the RMB had strengthened/weakened by 10% against the USD while all other variables had been held constant, the Group’s profit before tax for the years would have been approximately RMB 13,498,134, RMB 13,793,367 and RMB 13,231,682 lower/higher for various financial assets and liabilities denominated in USD.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

12	Financial instruments and risks (Cont'd)

(1)	Market risk (Cont'd)

(b)	Interest rate risk

The Group's interest rate risk mainly arises from related party entrusted loans and interest-bearing bank borrowings. Financial liabilities issued at floating rates expose the Group to cash flow interest rate risk. Financial liabilities issued at fixed rates expose the Group to fair value interest rate risk. The Group determines the relative proportions of its fixed rate and floating rate contracts depending on the prevailing market conditions. As at 31 December 2020, 2019 and 2018, the Group had no long-term interest bearing borrowings.

The Group’s finance department at its headquarters continuously monitors the interest rate position of the Group. Increases in interest rates will increase the cost of new borrowing and the interest expenses with respect to the Group’s outstanding floating rate borrowings, and therefore could have a material adverse effect on the Group’s financial performance. The Group makes adjustments timely with reference to the latest market conditions and may enter into interest rate swap agreements to mitigate its exposure to interest rate risk. During 2020, 2019 and 2018, the Group did not enter into any interest rate swap agreements.

(2)	Credit risk

Credit risk is managed on the grouping basis. Credit risk mainly arises from cash at bank, notes receivable, accounts receivables, other receivables etc.

The Group expects that there is no significant credit risk associated with cash at bank since they are deposited at state-owned banks, other medium or large size listed banks and related party. Management does not expect that there will be any significant losses from non-performance by these counterparties.

In addition, the Group has policies to limit the credit exposure on notes receivable, accounts receivables, other receivables. The Group assesses the credit quality of and sets credit limits on its customers by taking into account their financial position, the availability of guarantee from third parties, their credit history and other factors such as current market conditions. The credit history of the customers is regularly monitored by the Group. In respect of customers with a poor credit history, the Group will use written payment reminders, or shorten or cancel credit periods, to ensure the overall credit risk of the Group is limited to a controllable extent.

As at the balance sheet date, the Group has no significant collateral or other credit enhancements held as a result of the debtor's mortgage.

(3)	Liquidity risk

Cash flow forecasting is performed by each subsidiary of the Group and aggregated by the Group’s finance department in its headquarters. The Group’s finance department at its headquarters monitors rolling forecasts of the Group’s short-term and long-term liquidity requirements to ensure it has sufficient cash that are readily convertible to cash to meet operational needs, while maintaining sufficient headroom on its undrawn committed borrowing facilities from major financial institution so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities to meet the short-term and long-term liquidity requirements.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

12	Financial instruments and risks (Cont'd)

(3)	Liquidity risk (Cont'd)

	The financial liabilities of the Group at the balance sheet date are analysed by their maturity date below at their undiscounted contractual cash flow:

		31 December 2020
		Within 1 year	1 to 5 years	Over 5 years	Total

	Short-term borrowings	176,018,059	-	-	176,018,059
	Notes payable	741,488,432	-	-	741,488,432
	Accounts payable	12,051,363,983	-	-	12,051,363,983
	Other payables	7,195,737,701	-	-	7,195,737,701
		20,164,608,175	-	-	20,164,608,175

		31 December 2019
		Within 1 year	1 to 5 years	Over 5 years	Total

	Short-term borrowings	442,658,296	-	-	442,658,296
	Notes payable	634,111,311	-	-	634,111,311
	Accounts payable	11,994,465,250	-	-	11,994,465,250
	Other payables	4,410,897,268	-	-	4,410,897,268
		17,482,132,125	-	-	17,482,132,125

		31 December 2018
		Within 1 year	1 to 5 years	Over 5 years	Total

	Short-term borrowings	578,660,000	-	-	578,660,000
	Notes payable	665,390,579	-	-	665,390,579
	Accounts payable	10,447,210,448	-	-	10,447,210,448
	Other payables	3,990,807,212	-	-	3,990,807,212
	Long-term borrowings	1,500,000	-	-	1,500,000
		15,683,568,239	-	-	15,683,568,239

13	Fair value estimates

The level in which fair value measurement is categorised is determined by the level of the fair value hierarchy of the lowest level input that is significant to the entire fair value measurement:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability.

(a)	Financial instruments not measured at fair value

	The Group’s financial assets and financial liabilities measured at amortised cost mainly represent notes receivable, accounts receivable, other receivables, short-term borrowings, payables and long-term borrowings.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

13	Fair value estimates (Cont'd)

(a)	Financial instruments not measured at fair value (Cont'd)

The carrying amount of the Group's financial assets and liabilities not measured at fair value is a reasonable approximation of their fair value.

(b)	Financial instruments measured at fair value

The Group's financial assets measured at fair value are receivables financing, belonging to Level 3.

14	Capital management

The Group’s capital management policies aim to safeguard the Group’s ability to continue as a going concern in order to provide returns for investors and benefits for other stakeholders, and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to investors, refund capital to investors or sell assets to reduce debts.

The Group’s total capital is calculated as ‘owners’ equity’ as shown in the consolidated balance sheets. The Group is not subject to external mandatory capital requirements.

15	Reconciliation to United States generally accepted accounting principles

The financial statements have been prepared in accordance with Accounting Standards for Business Enterprises in the People's Republic of China (“PRC GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences which have an impact on either net profit or owners’ equity of the Company are described in the reconciliation tables below. Other differences do not have a significant effect on either net profit or owners’ equity. The effects of the significant adjustments to net profit for the years ended 31 December 2020, 2019 and 2018 which would be required if U.S. GAAP were to be applied instead of PRC GAAP are summarized in the following table. Also, ASC 606, Revenue from Contracts with Customers, would become effective January 1, 2019 to the Company if U.S. GAAP were to be applied instead of PRC GAAP. The Company assessed the adoption impact following the 5-step model under ASC 606 and using a modified retrospective transition method, which requires a cumulative-effect adjustment, to the opening balance of retained earnings to be recognized on the date of adoption with prior periods not restated. Per the assessment, the impact of adoption of ASC 606 would be immaterial to the Company.

	2020	2019	2018

Net profit under PRC GAAP	2,088,621,666	2,275,803,139	2,706,315,652
Adjustments:
Inventory impairment reversals (a)	(8,120)	260,105	(135,814)
Staff Welfare and Incentive Fund (b)	(51,140,040)	(147,797,779)	(126,529,628)
Tax effect of the reconciling items (c)	(29,929)	(7,869)	20,372
Net profit under U.S. GAAP	2,037,443,577	2,128,257,596	2,579,670,582

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2020, 2019 AND 2018 (AMOUNTS AS OF AND
FOR THE YEAR ENDED 31 DECEMBER 2020 ARE NOT COVERED BY THE AUDITOR’S
REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

15	Reconciliation to United States generally accepted accounting principles (Cont'd)

The effects of the significant adjustments to owners’ equity for the years ended 31 December 2020, 2019 and 2018 which would be required if U.S. GAAP were to be applied instead of PRC GAAP are summarized as follows:

		31 December 2020	31 December 2019	31 December 2018

	Owners’ equity under PRC GAAP	2,487,518,551	5,255,275,254	5,267,776,585
	Adjustments:
	Inventory impairment reversals (a)	(319,588)	(311,468)	(571,573)
	Staff Welfare and Incentive Fund (b)	260,779,716	222,690,120	309,948,948
	Tax effect of the reconciling items (c)	47,938	77,867	85,736
	Owners’ equity under U.S. GAAP	2,748,026,617	5,477,731,773	5,577,239,696

(a)	Inventory impairment reversals

Under PRC GAAP, reversals of inventory impairment charges (limited to the amounts of the original impairment) are required for subsequent recoveries. Impairments and any subsequent reversals are included in a separate profit and loss line item - “Asset impairment losses”, which is outside of cost of goods sold. Under U.S. GAAP, reversals of impairments are prohibited, as a write-down of inventories to the lower of cost or market creates a new cost basis that subsequently cannot be reversed.

(b)	Staff Welfare and Incentive Fund

In accordance with the Law of the PRC on Chinese-Foreign Equity Joint Ventures and the Company’s Articles of Association, the Company appropriated the Staff Welfare and Incentive Fund of net profit after setting off accumulated losses of previous years and before profit distributions to the investors. The Staff Welfare and Incentive Fund is restricted to fund payments of special bonus to employees and for the collective welfare of employees. None of it is allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor can it be distributed except under liquidation.

Under PRC GAAP, appropriation of the Staff Welfare and Incentive Fund is a liability in nature and accounted for as a transfer from retained earnings to Staff Welfare and Incentive Fund, a liability account. Subsequent payments is accounted for as a release of the Company’s liability.

Under U.S. GAAP, appropriation to the Staff Welfare and Incentive Fund is accounted for as a transfer from retained earnings to the statutory reserves. Subsequent payment is accounted for as expenses or assets based on the usage of the payment, and proportionate retained earnings and the statutory reserves are reversed concurrently.

(c)	Tax effect of the reconciling items

The applicable statutory tax rate used to calculate the tax effect of the reconciling items on the net profit reconciliation between PRC GAAP and U.S. GAAP for the year ended December 31, 2020, December 31,2019 and December 31, 2018 was 15%, 25% and 15%, respectively.